SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12
LAS VEGAS SANDS CORP.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LETTER FROM THE CHAIRMAN
___________________________

[April 20, 2018]
Dear Stockholder:
You are cordially invited to attend the 2018 annual meeting of stockholders of Las Vegas Sands Corp. (the “Company”), which will be held on June 7, 2018 at 2:30 p.m. Pacific time, at the Sands Showroom at The Venetian Resort Hotel Casino located at 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109.
Details regarding admission to the meeting and the business to be presented at the meeting can be found in the accompanying Notice of Annual Meeting and Proxy Statement.
This year, we again are pleased to take advantage of Securities and Exchange Commission (the “SEC”) rules that allow companies to furnish proxy materials to stockholders via the Internet. We believe that these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of producing and distributing materials for our annual meeting. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners, unless they have directed us to provide the materials in a different manner. The Notice provides instructions on how to access and review all of the important information contained in the accompanying Proxy Statement and Annual Report to Stockholders, as well as how to submit a proxy by telephone or over the Internet. If you receive the Notice and would still like to receive a printed copy of our proxy materials, instructions for requesting these materials are included in the Notice. The Company plans to mail the Notice to stockholders by April 20, 2018. The Company will continue to mail a printed copy of this Proxy Statement and form of proxy to certain stockholders, and it expects that mailing will begin on or about April 20, 2018.
Your vote is important. Whether or not you are able to attend, it is important that your shares be represented at the meeting. Please follow the instructions in the Notice and vote as soon as possible.
On behalf of the Board of Directors and the management of Las Vegas Sands Corp., thank you very much for your support.

Yours sincerely,

SHELDON G. ADELSON Chairman of the Board and Chief Executive Officer

NOTICE OF ANNUAL MEETING
to be held on
June 7, 2018
___________________________
[April 20, 2018]
To the Stockholders:
The annual meeting of stockholders of Las Vegas Sands Corp., a Nevada corporation (the “Company”), will be held at the Sands Showroom at The Venetian Resort Hotel Casino located at 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109 on June 7, 2018, at 2:30 p.m. Pacific time, for the following purposes:

1.	to approve an amendment to the Company’s Certificate of Amended and Restated Articles of Incorporation to declassify the Board of Directors (the “Charter Amendment”);

2.	if the Charter Amendment is approved, to elect eleven directors to the Board of Directors to serve until the 2019 Annual Meeting;

3.	if the Charter Amendment is not approved, to elect three Class II directors to serve until the 2021 Annual Meeting;

4.	to ratify the selection of our independent registered public accounting firm;

5.	to vote on an advisory (non-binding) proposal to approve the compensation of the named executive officers;

6.	to approve material terms of the performance goals under the Company’s Executive Cash Incentive Plan; and

7.	to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
Stockholders of record at the close of business on April 9, 2018, are entitled to notice of and to vote at the meeting. A list of these stockholders will be available for examination by any stockholder, for any purpose relevant to the meeting, during ordinary business hours, at the Company’s executive offices, located at 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109, for a period of ten days prior to the meeting date. The list will also be available for inspection by any stockholder at the place of the stockholder meeting during the whole time thereof.

By Order of the Board of Directors,

Lawrence A. Jacobs Executive Vice President, Global General Counsel and Secretary
PLEASE FOLLOW THE INSTRUCTIONS IN THE COMPANY’S NOTICE OF INTERNET
AVAILABILITY OF PROXY MATERIALS TO VOTE YOUR PROXY.

PRELIMINARY PROXY STATEMENT

i

PRELIMINARY PROXY STATEMENT
____________________________
PROXY AND VOTING INFORMATION
Our Board of Directors (the “Board”) has provided you with these proxy materials in connection with its solicitation of proxies to be voted at the annual meeting of stockholders. We will hold the annual meeting on Thursday, June 7, 2018, at the Sands Showroom at The Venetian Resort Hotel Casino located at 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109, beginning at 2:30 p.m. Pacific time. Please note throughout these proxy materials we may refer to Las Vegas Sands Corp. as “the Company,” “we,” “us,” or “our.”
We are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners, unless they have directed us to provide the materials in a different manner. The Notice provides instructions on how to access and review all of the important information contained in this Proxy Statement, as well as how to submit a proxy by telephone or over the Internet. If you receive the Notice and would still like to receive a printed copy of our proxy materials, instructions for requesting these materials are included in the Notice. The Company plans to mail the Notice to stockholders by April 20, 2018. The Company will continue to mail a printed copy of this Proxy Statement and form of proxy to certain stockholders, and it expects that mailing to begin on or about April 20, 2018.
Who Can Vote
Only stockholders of record of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), as of April 9, 2018, will be entitled to vote at the meeting or any adjournment or postponement thereof.
How Many Shares Can Be Voted
The authorized capital stock of the Company presently consists of 1,000,000,000 shares of Common Stock. At the close of business on April 9, 2018, [789,093,268] shares of Common Stock were outstanding and entitled to vote. Each stockholder is entitled to one vote for each share held of record on that date on all matters that may come before the meeting. There is no cumulative voting in the election of directors.
How You Can Vote
You may attend the annual meeting and vote your shares in person. You may also grant your proxy to vote by telephone or through the Internet by following the instructions included on the Notice, or by returning a signed, dated and marked proxy card if you received a paper copy of the proxy card.
The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of the Common Stock is necessary to constitute a quorum at the meeting. If you are the beneficial owner of shares held in “street name” by a broker, your broker, as the record holder of the shares, must vote those shares in accordance with your instructions. In accordance with the rules of the New York Stock Exchange (the “NYSE”), a brokerage firm may give a proxy to vote its customer’s stock without customer instructions if the brokerage firm (i) transmitted proxy materials to the beneficial owner of the stock, (ii) did not receive voting instructions by the date specified in the statement accompanying the proxy materials, and (iii) has no knowledge of any contest with respect to the actions to be taken at the stockholders’ meeting and such actions are adequately disclosed to stockholders. In addition, under current NYSE rules, brokerage firms may not vote their customers’ stock without instructions from the customer if the vote concerns the election of directors, a matter relating to executive compensation, including the advisory proposal on compensation, which will be voted on at the meeting, or an authorization for a merger, consolidation or any matter that could substantially affect the rights or privileges of the stock. Abstentions and broker non-votes are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business.

Proposal No. 1 requires the affirmative votes by holders of at least a majority of the total voting power of the Company’s outstanding Common Stock. Proposal Nos. 2 and 3 require the affirmative vote of a plurality of the votes cast at the meeting. Proposal Nos. 4, 5 and 6 require the affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting in person or by proxy and entitled to vote on the item. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated and will have no effect on the election of directors. With respect to the other proposals, a properly executed proxy marked “ABSTAIN,” although counted for purposes of determining whether there is a quorum, will not be voted. Accordingly, an abstention will have the same effect as a vote cast against those proposals. Under Nevada law, a broker non-vote will have no effect on the outcome of the matters presented for a stockholder vote at this meeting, except Proposal No. 1 with respect to which a broker non-vote will be treated as a vote against the proposal.
Sheldon G. Adelson, the Chairman of the Board and Chief Executive Officer of our Company, his wife, Dr. Miriam Adelson, and trusts and other entities for the benefit of the Adelsons and their family members together beneficially owned approximately [54.8%] of our outstanding Common Stock as of the record date. Mr. Adelson, Dr. Adelson, the trustees for the various trusts and individuals authorized to vote the shares of Common Stock held by such other entities have indicated they will vote the shares of Common Stock over which they exercise voting control in accordance with the recommendations of our Board as set forth below.
Brokers are not permitted to vote on any matter other than the ratification of the selection of our independent public accounting firm without instructions from the beneficial owner. Therefore, if your shares are held in the name of your broker, bank or other nominee, your vote is especially important this year. To ensure your shares are voted in the manner you desire, you should provide instructions to your broker, bank or other nominee on how to vote your shares for each of the proposals to be voted on at the annual meeting in the manner permitted by your broker, bank or other nominee. Without these instructions, shares held by beneficial owners will not be voted on Proposal Nos. 1, 2, 3, 5 and 6.

If you duly submit a proxy but do not specify how you want to vote, your shares will be voted as our Board recommends, which is:
• “FOR” the amendment to our Certificate of Amended and Restated Articles of Incorporation to declassify the Board of Directors as set forth in Proposal No. 1 below;
• “FOR” the election of each of the nominees for director as set forth under Proposal No. 2 below if Proposal No. 1 is approved;
• “FOR” the election of each of the nominees for director as set forth under Proposal No. 3 below if Proposal No. 1 is not approved;
• “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2018 as described in Proposal No. 4 below;
• “FOR” the advisory proposal on executive compensation as described in Proposal No. 5 below; and
• “FOR” the approval of the material terms of the performance goals under our Executive Cash Incentive Plan as described in Proposal No. 6 below.
How to Revoke or Change Your Vote
You may revoke or change your proxy at any time before it is exercised in any of three ways:

•	by notifying the Corporate Secretary of the revocation or change in writing;

•	by delivering to the Corporate Secretary a later dated proxy; or

•	by voting in person at the annual meeting.
You will not revoke a proxy merely by attending the annual meeting. To revoke or change a proxy, you must take one of the actions described above.
Any revocation of a proxy, or a new proxy bearing a later date, should be sent to the following address: Corporate Secretary, Las Vegas Sands Corp., 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109. To revoke a proxy previously submitted by telephone, Internet or mail, simply submit a new proxy at a later date before the taking of the vote at the annual meeting, in which case, the later submitted proxy will be recorded and the earlier proxy will be revoked.
If you hold your shares in a brokerage or other account, you may submit new voting instructions by contacting your broker, bank or other nominee.
Other Matters to be Acted upon at the Meeting
Our Board presently is not aware of any matters other than those specifically stated in the Notice of Annual Meeting that are to be presented for action at the annual meeting. If any matter other than those described in this Proxy Statement is presented at the annual meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.
Adjournments and Postponements
Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.
Delivery of One Notice or Proxy Statement and Annual Report to a Single Household to Reduce Duplicate Mailings
In connection with the Company’s annual meeting of stockholders, the Company is required to send to each stockholder of record a Notice or a Proxy Statement and annual report and to arrange for a Notice or a Proxy Statement and annual report to be sent to each beneficial stockholder whose shares are held by or in the name of a broker, bank or other nominee. Because many stockholders hold shares of Common Stock in multiple accounts, this process would result in duplicate mailings of Notices or Proxy Statements and annual reports to stockholders who share the same address. To avoid this duplication, unless the Company receives instructions to the contrary from one or more of the stockholders sharing a mailing address, only one Notice or Proxy Statement and annual report will be sent to each address. Stockholders may, on their own initiative, avoid receiving duplicate mailings and save the Company the cost of producing and mailing duplicate documents as follows:
Stockholders of Record. If your shares are registered in your own name and you are interested in consenting to the delivery of a single Notice or Proxy Statement and annual report, you may enroll in the electronic delivery service by going directly to the website of our transfer agent, American Stock Transfer & Trust Company, at https://www.astfinancial.com anytime and following the instructions.
Beneficial Stockholders. If your shares are not registered in your own name, your broker, bank or other nominee that holds your shares may have asked you to consent to the delivery of a single Notice or Proxy Statement and annual report if there are other Las Vegas Sands Corp. stockholders who share an address with you. If you currently receive more than one Notice or Proxy Statement and annual report at your household and would like to receive only one copy of each in the future, you should contact your nominee.
Right to Request Separate Copies. If you consent to the delivery of a single Notice or Proxy Statement and annual report, but later decide you would prefer to receive a separate copy of the Notice or Proxy Statement and annual report, as applicable, for each stockholder sharing your address, then please notify us or your nominee, as applicable, and we or they will promptly deliver such additional Notices or Proxy Statements and annual reports. If you wish to receive a separate copy of the Notice or Proxy Statement and annual report for each stockholder sharing your address in the future, you may contact our transfer agent, directly by telephone at 1-800-937-5449 or by visiting its website at https://www.astfinancial.com and following the instructions.
Important Notice about Security
All meeting attendees may be asked to present a valid, government-issued photo identification (federal, state or local), such as a driver’s license or passport, and proof of beneficial ownership if you hold your shares through a broker, bank or other nominee before entering the meeting. Attendees may be subject to security inspections. Video and audio recording devices and other electronic devices will not be permitted at the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of April 9, 2018 as to the beneficial ownership of our Common Stock, in each case, by:

•	each person known to us to be the beneficial owner, in an individual capacity or as a member of a “group,” of more than 5% of our Common Stock;

•	each named executive officer;

•	each of our directors; and

•	all of our executive officers and directors, taken together.

	Beneficial Ownership(1)
Name of Beneficial Owner(2)	Shares	Percent (%)
Sheldon G. Adelson(3)(4)	79,007,140	[10.0	%]
Dr. Miriam Adelson(3)(5)	328,167,510	[41.6	]
General Trust under the Sheldon G. Adelson 2007 Remainder Trust(3)(6)	87,718,919	[11.1	]
General Trust under the Sheldon G. Adelson 2007 Friends and Family Trust(3)(7)	87,718,918	[11.1	]
Robert G. Goldstein(8)	1,127,057	*
Patrick Dumont(9)	200,000	*
Lawrence A. Jacobs	—	*
Irwin Chafetz(3)(10)	252,818,702	[32.0	]
Micheline Chau(11)	9,233	*
Charles D. Forman(12)	206,987	*
Steven L. Gerard(13)	9,106	*
George Jamieson(14)	10,476	*
Charles A. Koppelman(15)	12,366	*
Lewis Kramer(16)	3,677	*
David F. Levi(17)	10,363	*
All current executive officers and current directors of our Company, taken together (12 persons)(18)	80,671,513	[10.2	%]
____________________
*    Less than 1%.

(1)
A person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of such securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, the sole voting and investment power with respect to the indicated shares of Common Stock. Percentages are based on [789,093,268] shares issued and outstanding at the close of business on April 9, 2018 (including unvested shares of restricted stock, but excluding treasury shares), plus any shares of our Common Stock underlying options held by all individuals listed on the table that are vested and exercisable.

(2)	The address of each person named in this table is c/o Las Vegas Sands Corp., 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109.

(3)
Sheldon G. Adelson, Dr. Miriam Adelson, Irwin Chafetz, the General Trust under the Sheldon G. Adelson 2007 Remainder Trust and the General Trust under the Sheldon G. Adelson 2007 Friends and Family Trust, constitute a “group” that, as of April 9, 2018, collectively beneficially owned [432,269,012] shares of our Common Stock, or [54.8%] of the total number of shares issued and outstanding as of that date, for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934. Each of the foregoing persons may be deemed to beneficially own certain shares beneficially owned by the other persons in such “group.”

(4)
This amount includes (a) 66,353,854 shares of our Common Stock held by Mr. Adelson, (b) 31,407 unvested shares of restricted stock held by Mr. Adelson, (c) options to purchase 55,169 shares of our Common Stock that are vested and exercisable and (d) 12,566,710 shares of our Common Stock held by an entity over which Mr. Adelson, as co-manager, shares voting and dispositive control.

(5)
This amount includes (a) 93,779,145 shares of our Common Stock held by Dr. Adelson, (b) 2,208,548 shares of our Common Stock held by trusts for the benefit of Dr. Adelson and her family members over which Dr. Adelson, as trustee, retains sole voting control and shares dispositive power, (c) 1,710,789 shares of our Common Stock held by trusts or custodial accounts for the benefit of Dr. Adelson’s family members over which Dr. Adelson, as trustee or in another fiduciary capacity, retains sole voting control and dispositive power, (d) 217,902,318 shares of our Common Stock held by trusts for the benefit of Dr. Adelson and her family members over which Dr. Adelson, as trustee, shares dispositive power and (e) 12,566,710 shares of our Common Stock held by an entity over which Dr. Adelson, as co-manager, shares voting and dispositive control.

(6)	This amount includes 87,718,919 shares of our Common Stock held by the General Trust under the Sheldon G. Adelson 2007 Remainder Trust.

(7)	This amount includes 87,718,918 shares of our Common Stock held by the General Trust under the Sheldon G. Adelson 2007 Friends and Family Trust.

(8)
This amount includes (a) 127,057 shares of our Common Stock held by The Robert and Sheryl Goldstein Trust and (b) options to purchase 1,000,000 shares of our Common Stock that are vested and exercisable.

(9)	This amount includes (a) 125,000 shares of our Common Stock held by Mr. Dumont and (b) options to purchase 75,000 shares of our Common Stock that are vested and exercisable.

(10)
This amount includes (a) 73,561 shares of our Common Stock held by Mr. Chafetz, (b) 1,547 unvested shares of restricted stock, (c) 217,902,318 shares of our Common Stock held by trusts for the benefit of members of the Adelson family over which Mr. Chafetz, as trustee, retains sole voting control and shares dispositive power, (d) 32,632,728 shares of our Common Stock held by trusts for the benefit of members of the Adelson family over which Mr. Chafetz, as trustee, retains sole voting control and dispositive power and (e) 2,208,548 shares of our Common Stock held by a trust for the benefit of members of the Adelson family over which Mr. Chafetz, as trustee, shares dispositive power. Mr. Chafetz disclaims beneficial ownership of the shares of our Common Stock held by any trust for which he acts as trustee, and this disclosure shall not be deemed an admission that Mr. Chafetz is a beneficial owner of such shares for any purpose.

(11)
This amount includes (a) 3,957 shares of our Common Stock held by Ms. Chau, (b) 1,547 unvested shares of restricted stock and (c) options to purchase 3,729 shares of our Common Stock that are vested and exercisable.

(12)	This amount includes (a) 205,440 shares of our Common Stock held by Mr. Forman and (b) 1,547 unvested shares of restricted stock.

(13)
This amount includes (a) 4,957 shares of our Common Stock held by Mr. Gerard, (b) 1,547 unvested shares of restricted stock and (c) options to purchase 2,602 shares of our Common Stock that are vested and exercisable.

(14)
This amount consists of (a) 4,941 shares of our Common Stock held by Mr. Jamieson, (b) 1,000 shares held by a trust, (c) 1,547 unvested shares of restricted stock, (d) options to purchase 2,241 shares of our Common Stock that are vested and exercisable and (e) options to purchase 747 shares of our Common Stock vesting within 60 days of April 9, 2018.

(15)	This amount includes (a) 10,819 shares of our Common Stock held by Mr. Koppelman and (b) 1,547 unvested shares of restricted stock.

(16)	This amount includes (a) 1,547 unvested shares of restricted stock held by Mr. Kramer and (b) options to purchase 2,130 shares of our Common Stock that are vested and exercisable.

(17)
This amount includes (a) 3,957 shares of our Common Stock held by Mr. Levi, (b) 1,547 unvested shares of restricted stock and (c) options to purchase 4,859 shares of our Common Stock that are vested and exercisable.

(18)
This amount includes 43,783 unvested shares of restricted stock and options to purchase 1,146,477 shares of our Common Stock that are vested and exercisable and held by the Company’s current executive officers and current directors. This amount does not include the 252,743,594 shares of Common Stock Mr. Chafetz has beneficial ownership of as a trustee of the trusts referenced in footnote 10 above.

BOARD OF DIRECTORS
Our Board currently has eleven directors, divided into three classes, designated as Class I, Class II and Class III. Members of each class serve for a three-year term. Stockholders elect one class of directors at each annual meeting. The term of office of the current Class II directors will expire at the 2018 annual meeting. The term of office of the current Class I directors will expire in 2020 and the term of office of the current Class III directors will expire in 2019. Each director holds office until his or her successor has been duly elected and qualified or the director’s earlier resignation, death or removal.
In the event the Charter Amendment is approved, our stockholders will be asked to consider eleven nominees to serve as directors for a one-year term: Sheldon G. Adelson, Robert G. Goldstein, Patrick Dumont, Irwin Chafetz, Micheline Chau, Charles D. Forman, Steven L. Gerard, George Jamieson, Charles A. Koppelman, Lewis Kramer and David F. Levi. In the event the Charter Amendment is not approved, our stockholders will be asked to consider the reelection of our current Class II directors for a three-year term ending in 2021: Micheline Chau, Patrick Dumont and David F. Levi.
Each of the nominees is a current director of the Company who has indicated he or she will serve if elected. We do not anticipate that any of the nominees will be unable or unwilling to serve, if elected, but if that happens, it is the intention of the persons named in the proxies to select and cast their votes for the election of such other person or persons as the Board may designate.
In addition to the specific professional experience of our directors, we chose our directors because they are highly accomplished in their respective fields, insightful and inquisitive. In addition, we believe each of our directors possesses sound business judgment and is highly ethical. While we do not have a formal diversity policy, we consider a wide range of factors in determining the composition of our Board, including professional experience, skills, education, training and background.
Below are the backgrounds of the director-nominees and their current class membership:

Name (Age), Principal Occupation and Other Directorships	First Became a Director	Class
Sheldon G. Adelson (84)	2004	III
Mr. Adelson has been Chairman of the Board, Chief Executive Officer, Treasurer and a Director of the Company since August 2004. He has been chairman of the board, chief executive officer and a director of Las Vegas Sands, LLC (or its predecessor, Las Vegas Sands, Inc.) since April 1988 when it was formed to own and operate the former Sands Hotel and Casino. Mr. Adelson has served as the chairman of the board of directors of the Company’s subsidiary, Sands China Ltd., since August 2009 and as its chief executive officer since January 2015. Mr. Adelson also created and developed The Sands Expo and Convention Center, the first privately owned convention center in the United States, which was transferred to the Company in July 2004. In addition, Mr. Adelson serves as an officer and/or director of several of our other subsidiaries. His business career spans more than seven decades and has included creating and developing to maturity more than 50 different companies. Mr. Adelson has extensive experience in the convention, trade show, and tour and travel businesses. He created and developed the COMDEX Trade Shows, including the COMDEX/Fall Trade Show, which was the world’s largest computer show in the 1990s. He has been the president and chairman of Interface Group Holding Company, Inc. and its predecessors since the mid-1970s and is a manager of Interface Group-Massachusetts, LLC and was president of its predecessors since 1990. Mr. Adelson has earned multiple honorary degrees and has been a guest lecturer at various colleges and universities, including the University of New Haven, Harvard Business School, Columbia Business School, Tel Aviv University and Babson College. Among his numerous awards for his business and philanthropic work are the Armed Forces Foundation’s Patriot Award, the Hotel Investment Conference’s Innovation Award and the Woodrow Wilson Award for Corporate Citizenship, and induction into the American Gaming Association’s Hall of Fame. Mr. Adelson’s extensive business experience, including his experience in the hospitality and meetings, incentives, convention and exposition businesses, and his role as our Chief Executive Officer and Treasurer, led the Board to conclude that he would be a valuable member of our Board of Directors.

Name (Age), Principal Occupation and Other Directorships	First Became a Director	Class
Irwin Chafetz (82)	2005	III
Mr. Chafetz has been a Director of the Company since February 2005. He was a director of Las Vegas Sands, Inc. from February until July 2005. Mr. Chafetz is a manager of The Interface Group, LLC, a Massachusetts limited liability company that controls Interface Group-Massachusetts, LLC. Mr. Chafetz has been associated with Interface Group-Massachusetts, LLC and its predecessors since 1972. From 1989 to 1995, Mr. Chafetz was a vice president and director of Interface Group-Nevada, Inc., which owned and operated trade shows, including COMDEX, and also owned and operated The Sands Expo and Convention Center. From 1989 to 1995, Mr. Chafetz was also vice president and a director of Las Vegas Sands, Inc. Mr. Chafetz has served on the boards of directors of many charitable and civic organizations and is a member of the board of trustees at Suffolk University and a former member of the dean’s advisory council at Boston University School of Management. Mr. Chafetz’s extensive experience in the hospitality, trade show and convention businesses, as well as his experience as a former executive of our predecessor company, led the Board to conclude that he would be a valuable member of our Board of Directors.

Micheline Chau (65)	2014	II
Ms. Chau has been a Director of the Company since October 2014. She served as the president, chief operating officer and executive director of Lucasfilm Ltd., a film and entertainment company, from 2003 to 2012 and as its chief financial officer from 1991 to 2003. Before that, Ms. Chau held other executive-level positions in various industries, including retail, restaurant, venture capital and financial services. She currently also serves on the board of directors of Dolby Laboratories, Inc., an audio, imaging and communications company, since February 2013 and was a member of the board of directors of Red Hat, Inc., a provider of open-source software solutions, from November 2008 to August 2012. Ms. Chau’s extensive and varied business experience, including as an executive at Lucasfilm Ltd., and her experience as a director of other public companies led the Board to conclude that she would be a valuable member of our Board of Directors.

Patrick Dumont (43)	2017	II
Mr. Dumont has been a Director of the Company since April 2017. Mr. Dumont has been the Company’s Executive Vice President and Chief Financial Officer since March 2016 and was our Senior Vice President, Finance and Strategy from September 2013 through March 2016. In addition, Mr. Dumont has served as the Company’s Principal Financial Officer since February 23, 2016. From June 2010 until August 2013, Mr. Dumont served as the Company’s Vice President, Corporate Strategy. Mr. Dumont is the son-in-law of Sheldon G. Adelson, the Company’s Chairman of the Board, Chief Executive Officer and Treasurer. Mr. Dumont’s experience in corporate finance and his positions and tenure with the Company led the Board to conclude that he would be a valuable member of our Board of Directors.

Charles D. Forman (71)	2004	I
Mr. Forman has been a Director of the Company since August 2004. He has been a director of Las Vegas Sands, LLC (or its predecessor, Las Vegas Sands, Inc.) since March 2004. In addition, he has served as a member of the board of directors of the Company’s subsidiary, Sands China Ltd., since May 2014. Mr. Forman served as chairman and chief executive officer of Centric Events Group, LLC, a trade show and conference business from April 2002 until his retirement upon the sale of the business in 2007. From 2000 to 2002, he served as a director of a private company and participated in various private equity investments. During 2000, he was executive vice president of international operations of Key3Media, Inc. From 1998 to 2000, he was chief legal officer of ZD Events Inc., a tradeshow business that included COMDEX. From 1995 to 1998, Mr. Forman was executive vice president, chief financial and legal officer of Softbank Comdex Inc. From 1989 to 1995, Mr. Forman was vice president and general counsel of The Interface Group, a tradeshow and convention business that owned and operated COMDEX. Mr. Forman was in private law practice from 1972 to 1988. Mr. Forman is a member of the board of trustees of The Dana-Farber Cancer Institute and treasurer and a director of Nantucket Jewish Cemetery, Inc. Mr. Forman’s extensive experience in the hospitality, trade show and convention businesses led the Board to conclude that he would be a valuable member of our Board of Directors.

Name (Age), Principal Occupation and Other Directorships	First Became a Director	Class
Steven L. Gerard (72)	2014	I
Mr. Gerard has been a Director of the Company since July 2014. He served as the chief executive officer of CBIZ, Inc., a provider of integrated business services and products, from October 2000 until his retirement in March 2016, and continues to serve as the chairman of its board of directors, a position he has held since October 2002. Mr. Gerard was chairman and chief executive officer of Great Point Capital, Inc., a provider of operational and advisory services from 1997 to October 2000. From 1991 to 1997, he was chairman and chief executive officer of Triangle Wire & Cable, Inc. and its successor, Ocean View Capital, Inc. Mr. Gerard’s prior experience includes 16 years with Citibank, N.A. in various senior corporate finance and banking positions. Further, Mr. Gerard served seven years with the American Stock Exchange, where he last served as vice president of the securities division. Mr. Gerard also serves on the board of directors of Lennar Corporation, a home builder, and had served on the board of directors of Joy Global, Inc., a manufacturer and servicer of mining equipment. Mr. Gerard’s extensive executive experience and service as a director of other public companies led the Board to conclude that he would be a valuable member of our Board of Directors.

Robert G. Goldstein (62)	2015	III
Mr. Goldstein has been the Company’s President and Chief Operating Officer and a member of the Board of Directors since January 2015. He previously served as the Company’s President of Global Gaming Operations from January 2011 until December 2014, the Company’s Executive Vice President from July 2009 until December 2014, and the Company’s Secretary from August 2016 to November 2016. He has held other senior executive positions at the Company and its subsidiaries since 1995. Mr. Goldstein has served as a member of the board of directors of our Company’s subsidiary, Sands China Ltd., since May 2014, and as its interim president from January 2015 through October 2015. From 1992 until joining the Company in December 1995, Mr. Goldstein was the executive vice president of marketing at the Sands Hotel in Atlantic City, as well as an executive vice president of the parent Pratt Hotel Corporation. He served on the board of directors of Remark Media, Inc., a global digital media company, from May 2015 to March 2017. Mr. Goldstein’s extensive experience in the hospitality and gaming industries, including as a senior executive officer of our Company (or its predecessors) since 1995, as well as his current position as our President and Chief Operating Officer, led the Board to conclude that he would be a valuable member of our Board of Directors.

George Jamieson (81)	2014	I
Mr. Jamieson has been a Director of the Company since June 2014. He is a certified public accountant and a retired partner of PricewaterhouseCoopers LLP. He served in various positions at PricewaterhouseCoopers LLP (or predecessor firms) in various capacities from 1964 until 1997. Mr. Jamieson is a member of the American Institute of Certified Public Accountants. He serves as chairman of the finance committee and a member of the board of trustees of Colby-Sawyer College and recently retired as a member of the executive committee of the board of directors of the American Liver Foundation. Mr. Jamieson’s extensive experience in the accounting profession, including his experience auditing public companies and his international experience, as well as his service on the boards of directors of charitable and civic organizations led the Board to conclude that he would be a valuable member of our Board of Directors.

Charles A. Koppelman (78)	2011	III
Mr. Koppelman has been a Director of the Company since October 2011. Mr. Koppelman currently serves as chairman and chief executive officer of CAK Entertainment, Inc., an entertainment consultant and brand development firm founded in 1997. From 2005 to 2011, Mr. Koppelman served as executive chairman and principal executive officer of Martha Stewart Living Omnimedia, Inc. and served as a director of the company from 2004 to 2011. From 1990 to 1994, he served first as chairman and chief executive officer of EMI Music Publishing and then from 1994 to 1997 as chairman and chief executive officer of EMI Records Group, North America. He served as a director of Six Flags Entertainment Corp. from May 2010 to November 2016. Mr. Koppelman is also a former director of Steve Madden Ltd., and served as chairman of the board of that company from 2000 to 2004. Mr. Koppelman’s extensive executive experience, including in the entertainment industry, and his experience as a director of other public companies led the Board to conclude that he would be a valuable member of our Board of Directors.

Name (Age), Principal Occupation and Other Directorships	First Became a Director	Class
Lewis Kramer (70)	2017	I
Mr. Kramer has been a Director of the Company since April 2017. Mr. Kramer was a partner at Ernst & Young LLP from 1981 until he retired in June 2009 after a nearly 40-year career at Ernst & Young LLP. At the time of his retirement, Mr. Kramer served as the global client service partner for worldwide external audit and all other services for major clients, and served on the firm’s United States executive board. He previously served as Ernst & Young LLP’s national director of audit services. Mr. Kramer has served on the board of directors of L3 Technologies, Inc., since 2009. Mr. Kramer’s extensive financial and business knowledge gained while serving as an independent auditor for organizations across diverse industries and his experience as a director of a public company and non-profit organizations led the Board to conclude that he would be a valuable member of our Board of Directors.

David F. Levi (66)	2015	II
Mr. Levi has been a Director of the Company since January 2015. He has served as the dean and professor of law at Duke University School of Law since July 2007. He served as the chief United States district judge for the Eastern District of California from May 2003 until June 2007. He took the oath of office as a United States district judge in November 1990. He also served as the presidentially appointed United States attorney for the Eastern District of California from 1986 until November 1990. He was a member of the Attorney General’s advisory committee of U.S. attorneys and served as chair of the public corruption sub-committee. Prior to his appointment as United States attorney, he served as an assistant United States attorney for the Eastern District of California. In 2004, he was elected to the Council of the American Law Institute and is currently the president of that organization. He is an elected fellow of the American Academy of Arts and Sciences and a member of the board of the National Parks Conservation Association. He served as chair of two judicial conference committees by appointment of the chief justice. He was named chair of the civil rules advisory committee in 2000 and chair of the standing committee on the Rules of Practice and Procedure in 2003, where he served in that capacity until 2007. Mr. Levi’s extensive legal, judicial, academic and administrative experience, including as a Federal judge and the dean of a major law school, led the Board to conclude that he would be a valuable member of our Board of Directors.

Family Relationships
Mr. Adelson is the father-in-law of Patrick Dumont, the Company’s Executive Vice President and Chief Financial Officer. There is no other family relationship between any of the directors or executive officers of the Company.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND BOARD AND OTHER COMMITTEES
Board
NYSE Listing Standards. As required by the NYSE’s corporate governance rules, the Company’s Board currently has a majority of independent directors. In addition, all of the members of the Company’s Audit Committee, Compensation Committee, Nominating and Governance Committee and Compliance Committee (as further described below) are independent directors.
Although the Company qualifies as a “controlled company” because Mr. Adelson, his wife and trusts and other entities for the benefit of the Adelsons and their family members control more than 50 percent of the voting power of the Company’s Common Stock, the Board has determined it will not take advantage of the exemptions provided under the NYSE governance rules for “controlled companies.”
Independent Directors. The Board has determined six of the eleven current members of the Board, namely Ms. Chau and Messrs. Gerard, Jamieson, Koppelman, Kramer and Levi, satisfy the criteria for independence under applicable rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the NYSE corporate governance rules. In making its determinations, the Board reviewed all the relevant facts and circumstances, the standards set forth in our Corporate Governance Guidelines, the NYSE rules and other applicable laws and regulations.
Two of our outside directors, Messrs. Chafetz and Forman, have business and personal relationships with our controlling stockholder, Mr. Adelson. Mr. Chafetz was a stockholder, vice president and director of the entity that owned and operated the COMDEX trade show and The Sands Expo and Convention Center, which were created and developed by Mr. Adelson. Mr. Forman was vice president and general counsel of this entity. Mr. Chafetz also is a trustee of several trusts for the benefit of Mr. Adelson’s family members that beneficially own shares of our Common Stock. For additional information, see “Proxy and Voting Information — How You Can Vote” and “Security Ownership of Certain Beneficial Owners and Management” above. These relationships with Mr. Adelson also include making joint investments and other significant financial dealings. As a result, Messrs. Adelson, Chafetz and Forman may have their financial interests aligned and, therefore, the Board does not consider Messrs. Chafetz and Forman to be independent directors.
Board Meetings. The Board held eight meetings and acted by written consent five times during 2017. The work of the Company’s directors is performed not only at meetings of the Board and its committees, but also by consideration of the Company’s business through the review of documents and in numerous communications among Board members and others. In 2017, all directors attended at least 75% of the aggregate of all meetings of the Board and committees on which they served during the periods in which they served.
Annual Meeting. Our directors are encouraged to attend each annual meeting of stockholders and all of our directors attended our 2017 annual meeting of stockholders held on June 8, 2017.
Board Committees
Standing Committees. Our Board has four standing committees: an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”), a nominating and governance committee (the “Nominating and Governance Committee”) and a compliance committee (the “Compliance Committee”).
Audit Committee. The Audit Committee operates under a written charter. The primary purpose of the Audit Committee is to assist the Board in monitoring the integrity of our financial statements, our independent registered public accounting firm’s qualifications and independence, the performance of our internal audit function, and the compliance of our independent registered public accounting firm and our Company with legal and regulatory requirements. Among other things, our Audit Committee selects our independent registered public accounting firm and reviews with such firm the plan, scope and results of our annual audit, and the fees for the services performed. The Audit Committee also reviews the adequacy of our internal control systems with management and the independent registered public accounting firm and receives internal audit reports, and subsequently reports its findings to the full Board. In addition, the Audit Committee is charged with reviewing related party transactions as further described below under “Corporate Governance — Related Party Transactions” and with overseeing the Company’s enterprise risk management as further described below under “Corporate Governance — The Board’s Role in Risk Oversight” and its cyber security program.

The current members of our Audit Committee are George Jamieson (Chair), Steven L. Gerard and Lewis Kramer. The Board has determined Messrs. Jamieson, Gerard and Kramer are each independent under applicable NYSE and federal securities rules and regulations on independence of Audit Committee members. The Board has determined each of the members of the Audit Committee is “financially literate” and that Mr. Jamieson qualifies as an “audit committee financial expert,” as defined in the NYSE’s listing standards and federal securities rules and regulations. The Audit Committee held ten meetings and did not act by written consent during 2017. The Audit Committee’s activities also are undertaken by numerous discussions and other communications among its members and others.
Compensation Committee. The Compensation Committee operates under a written charter pursuant to which it has direct responsibility for the compensation of our executive officers. The Compensation Committee has the authority to approve salaries, bonuses and other elements of employment and to approve employment agreements for our executive officers and certain other highly compensated employees. The Compensation Committee also may delegate its authority to the extent permitted by the Board, the Compensation Committee charter, our by-laws, state law and NYSE regulations. In addition, the Compensation Committee has the authority to administer our 2004 Equity Award Plan (Amended and Restated) (the “2004 Equity Award Plan”), our equity award plan under which we grant stock options and other equity awards, and our Executive Cash Incentive Plan, our short-term incentive plan under which we provide short-term incentive compensation awards. The Compensation Committee also is involved in the Company’s enterprise risk management process as further described below under “Corporate Governance — The Board’s Role in Risk Oversight” and “Corporate Governance — 2017 Executive Compensation Risk Assessment.”
The current members of the Compensation Committee are Steven L. Gerard (Chair), Micheline Chau and Charles A. Koppelman. The Compensation Committee held five meetings and acted by written consent three times during 2017. Additional information about the Compensation Committee, its responsibilities and its activities is provided below under “Compensation Discussion and Analysis.”
Nominating and Governance Committee. The Nominating and Governance Committee operates under a written charter and has the authority to, among other things, review and make recommendations regarding the composition of the Board and its committees; develop and implement policies and procedures for the selection of Board members; identify individuals qualified to become Board members; and select, or recommend that the Board select, director nominees. The Nominating and Governance Committee also is responsible for assessing, developing and making recommendations to the Board with respect to Board effectiveness and related corporate governance matters, including corporate governance guidelines and procedures intended to organize the Board appropriately, and overseeing the evaluation of the Board and management. The current members of the Nominating and Governance Committee are David F. Levi (Chair), Charles A. Koppelman and Lewis Kramer. The Nominating and Governance Committee held five meetings and acted by written consent one time during 2017.
Compliance Committee. The Compliance Committee operates under a written charter and assists the Board in overseeing our Company’s compliance program with respect to compliance with the laws and regulations applicable to the Company’s business, including gaming laws, and compliance with the Company’s Code of Business Conduct and Ethics, Anti-Corruption Policy, Reporting and Non-Retaliation Policy, anti-money laundering policies, and related policies and procedures applicable to the Company’s team members, officers, directors and other agents. The current members of the Compliance Committee are Charles A. Koppelman (Chair), Micheline Chau, Steven L. Gerard and David F. Levi. The Compliance Committee held four meetings and did not act by written consent during 2017.
Compensation Committee Interlocks and Insider Participation. None of the individuals who served as a member of our Compensation Committee during 2017 is, or has been, an employee or officer of the Company. None of our executive officers serve, or in the past year served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board or Compensation Committee.
Non-Board Committee
Operational Compliance Committee. The Company has an operational compliance committee (the “Operational Compliance Committee”) that operates under a written regulatory Compliance Program approved by the Nevada Gaming Control Board. The Company created the Operational Compliance Committee to exercise its best efforts to identify and evaluate situations arising in the course of the Company’s businesses, wherever conducted, which may have an adverse effect upon its objectives or those of gaming control and thereby cause concern to any gaming authority. The Operational Compliance Committee monitors the Company’s activities so as to assist the Company’s senior management with regard to the Company’s: business associations, that is, to protect the Company from associations with persons denied licensing or other related approvals, or who may be deemed unsuitable to be associated with the Company; business practices and procedures; compliance with any special conditions imposed upon the Company’s license(s); reports submitted to gaming authorities; and compliance with the laws, regulations and orders of governmental agencies having jurisdiction over the Company’s gaming or business activities. The Company’s Senior Vice President and Global Chief Compliance Officer is the Chair of the Operational Compliance Committee and provides quarterly updates to the Compliance Committee. The Operational Compliance Committee also has an independent member who is not otherwise employed by the Company and who possesses a background in and extensive experience with gaming control in Nevada. The remaining members of the Operational Compliance Committee are employees of the Company.

CORPORATE GOVERNANCE
Commitment to Corporate Governance. Our Board and management have a strong commitment to effective corporate governance. We have in place a comprehensive corporate governance framework for our operations which, among other things, takes into account the requirements of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act and the applicable rules and regulations of the SEC and the NYSE. The key components of this framework are set forth in our amended and restated articles of incorporation and by-laws, along with the following additional documents:

•	our Audit Committee Charter;

•	our Compensation Committee Charter;

•	our Nominating and Governance Committee Charter;

•	our Compliance Committee Charter;

•	our Corporate Governance Guidelines;

•	our Code of Business Conduct and Ethics;

•	our Anti-Corruption Policy; and

•	our Reporting and Non-Retaliation Policy.
Copies of each of these documents are available on our website at https://investor.sands.com by clicking on “Documents & Charters” within the “Governance” section. Copies also are available without charge by sending a written request to the following address: Investor Relations, Las Vegas Sands Corp., 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109.
Corporate Governance Guidelines. We have adopted Corporate Governance Guidelines for our Company that set forth the general principles governing the conduct of the Company’s business and the role, functions, duties and responsibilities of the Board, including, but not limited to, such matters as composition, membership criteria, orientation and continuing education, retirement, committees, compensation, meeting procedures, annual evaluation and management succession planning.
Code of Business Conduct and Ethics. We have adopted a Code of Business Conduct and Ethics that applies to all of the Company’s directors, officers (including the principal executive officer, principal financial officer and principal accounting officer), employees and agents. The Code of Business Conduct and Ethics establishes policies and procedures the Board believes promote the highest standards of integrity, compliance with the law and personal accountability. The Company’s Code of Business Conduct and Ethics is provided to all new directors, officers and employees.
Anti-Corruption Policy. We have adopted an Anti-Corruption Policy to ensure the hospitality and business development practices of all of our operations anywhere in the world are fully consistent with applicable record keeping and anti-corruption laws, including the U.S. Foreign Corrupt Practices Act and the Sarbanes-Oxley Act of 2002. The Anti-Corruption Policy is provided to all new directors, officers and employees.
Reporting and Non-Retaliation Policy. We have adopted a Reporting and Non-Retaliation Policy to facilitate and encourage the reporting of any misconduct at the Company, including violations or potential violations of our Code of Business Conduct and Ethics, and to ensure those reporting such misconduct will not be subject to harassment, intimidation or other retaliatory action. The Reporting and Non-Retaliation Policy is provided to all new directors, officers and employees.
Related Party Transactions. We have established policies and procedures for the review, approval and/or ratification of related party transactions. Under its charter, the Audit Committee approves all related party transactions required to be disclosed in our public filings. Under guidelines established by our Audit Committee, proposed transactions and matters requiring approval under our policies with aggregate values of less than $120,000 per year are presented to the Audit Committee quarterly for review. Larger transactions are presented to the Audit Committee for review, discussion and approval in advance of the transaction. The Audit Committee may, in its discretion, request additional information from the director or executive officer involved in a proposed transaction or from management prior to granting approval for a related party transaction.

Nomination of Directors. The Nominating and Governance Committee proposed to the Board the candidates nominated for election at this annual meeting. The Nominating and Governance Committee, in making its selection of director candidates, considered the appropriate skills and personal characteristics required in light of the then-current makeup of the Board and in the context of the perceived needs of the Company at the time.
The Nominating and Governance Committee considers a number of factors in selecting director candidates, including:

•	the ethical standards and integrity of the candidate in personal and professional dealings;

•	the independence of the candidate under legal, regulatory and other applicable standards;

•	the diversity of the existing Board, so that a body of directors from diverse professional and personal backgrounds is maintained;

•	whether the skills and experience of the candidate will complement the skills and experience of the existing members of the Board;

•
the number of other public company boards of directors on which the candidate serves or intends to serve, with the expectation the candidate would not serve on the boards of directors of more than three other public companies;

•	the ability and willingness of the candidate to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her Board duties;

•	the ability of the candidate to read and understand fundamental financial statements and understand the use of financial ratios and information in evaluating the financial performance of the Company;

•	the willingness of the candidate to be accountable for his or her decisions as a director;

•	the ability of the candidate to provide wise and thoughtful counsel on a broad range of issues;

•	the ability and willingness of the candidate to interact with other directors in a manner that encourages responsible, open, challenging and inspired discussion;

•	whether the candidate has a history of achievements that reflects high standards;

•	the ability and willingness of the candidate to be committed to, and enthusiastic about, his or her performance for the Company as a director, both in absolute terms and relative to his or her peers;

•	whether the candidate possesses the courage to express views openly, even in the face of opposition;

•	the ability and willingness of the candidate to comply with the duties and responsibilities set forth in the Company’s Corporate Governance Guidelines and by-laws;

•
the ability and willingness of the candidate to comply with the duties of care, loyalty and confidentiality applicable to directors of publicly traded corporations organized in the Company’s jurisdiction of incorporation;

•	the ability and willingness of the candidate to adhere to the Company’s Code of Business Conduct and Ethics, including the policies on conflicts of interest expressed therein; and

•	such other attributes of the candidate and external factors as the Board deems appropriate.
The Nominating and Governance Committee has the discretion to weigh these factors as it deems appropriate. The importance of these factors may vary from candidate to candidate.
The Nominating and Governance Committee will consider candidates recommended by directors and members of management and may, in its discretion, engage one or more search firms to assist in the recruitment of director candidates. The Nominating and Governance Committee does not have a policy for considering director candidates recommended by security holders and believes not having such a policy is appropriate in light of the significant ownership of the Company’s Common Stock by Mr. Adelson and his family.
Board Leadership Structure. Mr. Adelson serves as the Chairman of the Board and Chief Executive Officer of our Company. Mr. Adelson is the founder of our Company and has served as its Chairman and Chief Executive Officer since the Company was founded. The Board believes Mr. Adelson is best suited to serve as both its Chairman and Chief Executive Officer because he is the most familiar with the Company’s businesses and industry and best able to establish strategic priorities for the Company. In addition, Mr. Adelson, his wife and trusts and other entities for the benefit of the Adelsons and their family members together beneficially owned approximately [54.8%] of our outstanding Common Stock as of the record date. Accordingly, Mr. Adelson exercises significant influence over our business policies and affairs, including the composition of our Board of Directors. As a result, the Board believes Mr. Adelson’s continuing service as both Chairman and Chief Executive Officer is beneficial to the Company and provides an effective leadership structure. The Company does not have a lead director.
The Board’s Role in Risk Oversight. The Board of Directors, directly and through its committees, is actively involved in the oversight of the Company’s risk management policies. The Audit Committee is charged with overseeing enterprise risk management, generally, and with reviewing and discussing with management the Company’s major financial risk exposures and the steps management has taken to monitor, control and manage these exposures, including the Company’s risk assessment and risk management guidelines and policies. The Audit Committee meets regularly with those members of management responsible for the Company’s information security program and its related priorities and controls, and receives updates on data security that include cyber security resilience and emerging trends, as well as progress toward key Company initiatives in this area. The Compensation Committee oversees the Company’s compensation policies, generally, to determine whether they create risks that are reasonably likely to have a material adverse effect on the Company. The Compliance Committee assists the Board in overseeing the Company’s compliance program, including compliance with the laws and regulations applicable to the Company’s business and compliance with the Company’s Code of Business Conduct and Ethics and other policies. The Audit Committee, the Compensation Committee and the Compliance Committee receive reports from, and discuss these matters with, management and regularly report on these matters to the Board.
2017 Executive Compensation Risk Assessment. The Compensation Committee has evaluated the Company’s compensation structure from the perspective of enterprise risk management and the terms of the Company’s compensation policies, generally, and does not believe the Company’s compensation policies and practices provide incentives for employees to take inappropriate business risks or risks reasonably likely to have a material adverse effect on the Company. As described under “Compensation Discussion and Analysis” below regarding bonuses for our named executive officers, Mr. Adelson is eligible to receive a bonus under his employment agreement, subject to the Company’s achievement of predetermined EBITDA-based performance goals. Under their employment agreements, the other named executive officers are eligible for bonuses, up to a target percentage of their respective base salaries. In making its determinations regarding 2017 bonuses for Messrs. Goldstein and Dumont, the Compensation Committee’s decision was based on the Company’s achievement of predetermined EBITDA-based performance targets. In making its determinations regarding the 2017 bonus for Mr. Jacobs, the annual bonus was determined by the performance criteria established by the Chief Executive Officer. The Compensation Committee believes the Company’s compensation policies do not incentivize our executive officers or other employees to take inappropriate business risks or risks reasonably likely to have a material adverse effect on the Company because the discretionary nature of the bonuses and the weighing of financial and individual performance factors means there may not be any direct correlation between any particular action by an employee and the employee’s receipt of a bonus.
Presiding Non-Management Director. In accordance with applicable rules of the NYSE and the Company’s Corporate Governance Guidelines, the Board has adopted a policy to meet at each regularly scheduled Board meeting in executive session without management directors or any members of the Company’s management being present. In addition, the Board’s independent directors meet at least once each year in executive session. At each executive session, a presiding director chosen by a majority of the directors present will preside over the session.
Stockholder Communications with the Board. Stockholders and interested parties who wish to contact our Board, the Chairman of the Board, the presiding non-management director of executive sessions or any individual director are invited to do so by writing to:
Board of Directors of Las Vegas Sands Corp.
c/o Corporate Secretary
3355 Las Vegas Boulevard South
Las Vegas, Nevada 89109
Complaints and concerns relating to our accounting, internal accounting controls or auditing matters should be communicated to the Audit Committee using the procedures described below. All other stockholder and other communications addressed to our Board will be referred to our presiding non-management director of executive sessions and tracked by the Corporate Secretary. Stockholder and other communications addressed to a particular director will be referred to that director.
Stockholder Communications with the Audit Committee. Complaints and concerns relating to our accounting, internal accounting controls or auditing matters should be communicated to the Audit Committee, which consists solely of non-employee directors. Any such communication may be anonymous and may be reported to the Audit Committee through the Office of the General Counsel by writing to:
Las Vegas Sands Corp.
3355 Las Vegas Boulevard South
Las Vegas, Nevada 89109
Attention: Office of the General Counsel
All communications will be reviewed under Audit Committee direction and oversight by the Office of the General Counsel, the Audit Services Group, which performs the Company’s internal audit function, or such other persons as the Audit Committee determines to be appropriate. Confidentiality will be maintained to the fullest extent possible, consistent with the need to conduct an adequate review. Prompt and appropriate corrective action will be taken when and as warranted in the judgment of the Audit Committee. The Office of the General Counsel will prepare a periodic summary report of all such communications for the Audit Committee.

EXECUTIVE OFFICERS
This section contains certain information about our current executive officers, including their names and ages (as of the mailing of these proxy materials), positions held and periods during which they have held such positions. There are no arrangements or understandings between our officers and any other person pursuant to which they were selected as officers.

Name	Age	Title
Sheldon G. Adelson	84	Chairman of the Board, Chief Executive Officer and Treasurer
Robert G. Goldstein	62	President and Chief Operating Officer
Patrick Dumont	43	Executive Vice President and Chief Financial Officer
Lawrence A. Jacobs	62	Executive Vice President and Global General Counsel and Secretary
For background information on Messrs. Adelson, Goldstein and Dumont, please see “Board of Directors.”
Lawrence A. Jacobs has been our Company’s Executive Vice President and Global General Counsel since September 2016 and our Company’s Secretary since November 2016. Prior to joining our Company, Mr. Jacobs served as executive vice president and general counsel for Time, Inc. from November 2013 to September 2016, as well as senior executive vice president and group general counsel for News Corporation from January 2005 to June 2011. Additionally, he served as general counsel of Empire State Development, New York State’s chief economic development agency from April 2013 to November 2013 and as a consultant at East Wind Advisors from June 2011 to April 2013. Mr. Jacobs began his legal career at Squadron Ellenoff (subsequently merged into Hogan Lovells). Mr. Jacobs is a Trustee of the Muhlenberg College and Literacy Partners and is a member of the Council on Foreign Relations.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and the beneficial owners of more than 10% of our Common Stock to file reports of ownership of our Common Stock with the SEC. Directors, executive officers and beneficial owners of more than 10% of our Common Stock are required to furnish the Company with copies of all Section 16(a) forms that they file. Based upon a review of these filings and representations from the Company’s directors, executive officers and 10% beneficial owners that no other reports were required, the Company notes that all reports for the year 2017 were filed on a timely basis.

The following discussion and analysis contains statements regarding Company performance objectives and targets. These objectives and targets are disclosed in the limited context of our compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.
COMPENSATION DISCUSSION AND ANALYSIS
This discussion supplements the more detailed information concerning executive compensation in the tables and narrative discussion that follow under “Executive Compensation and Other Information.” This Compensation Discussion and Analysis section discusses our compensation philosophy and objectives and the compensation policies and programs for the following individuals who are referred to as our “named executive officers” for 2017:

•	Sheldon G. Adelson, our Chairman, Chief Executive Officer and Treasurer;

•	Robert G. Goldstein, our President and Chief Operating Officer;

•	Patrick Dumont, our Executive Vice President and Chief Financial Officer; and

•	Lawrence A. Jacobs, our Executive Vice President, Global General Counsel and Secretary.
2017 Financial and Business Performance
Highlights of the Company’s 2017 financial performance and business achievements include:

•	consolidated net revenue of $12.88 billion;

•	consolidated net income of $3.26 billion; and

•	consolidated adjusted property EBITDA of $4.90 billion.
Consolidated adjusted property EBITDA is a non-GAAP financial measure. See “Item 8 — Financial Statements and Supplementary Data — Notes to Consolidated Financial Statements — Note 17 — Segment Information” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 for the definition of consolidated adjusted property EBITDA and a reconciliation of consolidated adjusted property EBITDA to net income.
The Objectives of Our Executive Compensation Program
Our executive compensation program is overseen by the Compensation Committee. The Compensation Committee has developed an executive compensation program that is designed to:

•	attract and retain key executive talent by providing the executive officers with competitive compensation;

•	reward the executive officers based upon the achievement of Company financial and strategic objectives and individual performance goals;

•	align the interests of the executive officers with those of our stockholders; and

•	promote good corporate citizenship in our executive officers.
Advisory Vote on Executive Compensation
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, at our 2017 annual meeting, our stockholders provided an advisory (non-binding) vote on the fiscal 2016 compensation of our named executive officers, which we refer to as the “say-on-pay” vote. The compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC (including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in the proxy statement) was approved, with more than 78% of the votes cast voting “for” approval of the “say-on-pay” proposal. The Compensation Committee noted the results of the 2017 “say-on-pay” vote and determined no changes to the Company’s compensation programs were necessary.
The Process of Setting Executive Compensation
We have entered into employment agreements with Messrs. Adelson, Goldstein, Dumont and Jacobs. The employment agreements provide the overall framework for the compensation for these named executive officers, including base salary, target bonus amounts and equity-based awards. The Compensation Committee approved the compensation packages for Messrs. Adelson, Goldstein, Dumont and Jacobs at the time we entered into their respective employment agreements and approved all bonuses and equity awards granted during the terms of these agreements during the period in which each of these individuals has served as an executive officer.
The Committee’s Compensation Consultant
The Compensation Committee retained AETHOS Consulting Group (“AETHOS”) as its independent compensation consultant for 2017. AETHOS provides its advice on an as-needed basis upon the request of the Compensation Committee. AETHOS provided peer group analyses to the Compensation Committee in connection with determining the appropriate compensation level for our Chief Executive Officer for the purposes of his amended and restated employment agreement entered into on September 5, 2017. As part of its review related to the compensation of our Chief Executive Officer, the Compensation Committee considered information provided by AETHOS that compared our Chief Executive Officer’s compensation level against the compensation levels of similarly situated executives in comparable positions at our peer group companies, as identified by AETHOS. For purposes of these analyses related to our Chief Executive Officer, AETHOS worked with the Compensation Committee to identify two peer groups. Peer group 1 includes companies in comparable industries, compete with us for the same executive-level talent, and are of similar size, complexity and scope and share other characteristics with us. Peer group 2 consists of nine companies selected because the organizations are led by their founder, similar to our Chief Executive Officer.
Peer Group 1:

• Caesars Entertainment Corporation	• Marriott International, Inc.
• Carnival Corporation & plc	• MGM Resorts International
• CBS Corporation	• Nordstrom, Inc.
• Colgate-Palmolive Company	• The Priceline Group Inc.
• General Mills, Inc.	• Royal Caribbean Cruises Ltd.
• Hilton Worldwide Holdings Inc.	• Viacom Inc.
• Hyatt Hotels Corporation	• Wynn Resorts, Limited
• Kimberly-Clark Corporation	• Yum! Brands, Inc.
• Loews Hotels
Peer Group 2:

• Amazon.com, Inc.	• Salesforce.com, Inc.
• Facebook, Inc.	• Twenty-First Century Fox, Inc.
• FedEx Corporation	• Under Armour, Inc.
• L Brands, Inc.	• Wynn Resorts, Limited
• Ralph Lauren Corporation
The Compensation Committee determined that AETHOS is independent under applicable SEC and NYSE rules, based on the Committee’s review of the services provided to the Company as described above and information provided by AETHOS, and concluded no conflict of interest exists that would prevent AETHOS from independently advising the Compensation Committee.
Elements of Executive Officer Compensation and Why We Chose to Pay Each Element
In 2017, the principal components of compensation for the named executive officers were:

•	base salary;

•	annual cash bonus;

•	equity awards; and

•	personal benefits.

Employment Agreements
Messrs. Adelson, Goldstein, Dumont and Jacobs are employed pursuant to multi-year employment agreements that reflect the individual negotiations with each of them. We use multi-year employment agreements to foster retention and succession planning, to be competitive and to protect the business with restrictive covenants, such as non-competition, non-solicitation and confidentiality provisions. The employment agreements provide for severance pay in the event of the involuntary termination of the executive’s employment without cause (or, where applicable, termination for good reason), which allows these executives to remain focused on the Company’s interests and, where applicable, serves as consideration for the restrictive covenants in their employment agreements.
Mr. Adelson. In 2004, in connection with our initial public offering, we entered into a long-term employment agreement with Mr. Adelson with an initial term of five years, subject to automatic extensions for successive one-year periods. On September 5, 2017, we entered into an amended and restated employment agreement with Mr. Adelson (the “amended employment agreement”). The amended employment agreement became effective as of January 1, 2017, with an initial term that expires on December 31, 2021, and is subject to automatic extensions for successive one-year periods unless Mr. Adelson gives notice of his intention not to renew the agreement, no later than 60 days prior to the expiration of the initial term or any renewal term. The Compensation Committee believed amending his employment agreement was in the best interests of the Company and its stockholders and, based on discussions with AETHOS, the terms of Mr. Adelson’s amended employment agreement were fair to the Company.

Mr. Goldstein. On December 9, 2014, we entered into an agreement with Mr. Goldstein, effective January 1, 2015, that terminates on December 31, 2019, and modified his then existing employment agreement in connection with his promotion to the position of President and Chief Operating Officer. The Compensation Committee considered factors including Mr. Goldstein’s performance as the Company’s Executive Vice President, his tenure at the Company, his business experience and knowledge of the gaming industry and the Chief Executive Officer’s recommendations when approving Mr. Goldstein’s employment agreement.

Mr. Dumont. Effective January 1, 2016, we entered into an agreement with Mr. Dumont that terminates on December 31, 2020. The Compensation Committee considered factors including Mr. Dumont’s finance background and experience with the Company when approving his employment agreement.
Mr. Jacobs. Effective September 6, 2016, we entered into an employment agreement with Mr. Jacobs that terminates on September 6, 2020. The Compensation Committee considered factors including Mr. Jacobs’s extensive legal background and experience when approving his employment agreement.
The major elements of our executive officer compensation and details regarding how each component was determined are described below.
Base Salary
Base salary levels for the named executive officers are set forth in their respective employment agreements. The base salary amounts were determined at the time we entered into the various employment agreements based on each individual’s professional experience and scope of responsibilities within our organization, compensation levels for others holding similar positions in other organizations and compensation levels for senior executives at the Company.
The employment agreements for Messrs. Adelson, Goldstein, Dumont and Jacobs provided for annual base salaries, which may be subject to periodic performance increases. Their base salaries as of December 31, 2017, were:

•	Mr. Adelson, $5,000,000;

•	Mr. Goldstein, $3,400,000;

•	Mr. Dumont, $1,200,000; and

•	Mr. Jacobs, $890,000.
Effective January 1, 2017, Mr. Adelson’s base salary increased to $5,000,000 pursuant to his amended employment agreement. Base salaries for Messrs. Goldstein, Dumont and Jacobs were unchanged from December 31, 2016.

Short-term Incentives
For 2017, our named executive officers were eligible for short-term performance-based cash incentives under their employment agreements, subject to the Company’s Executive Cash Incentive Plan. The Executive Cash Incentive Plan establishes a program of short-term incentive compensation awards for executive officers and other key executives that is directly related to our performance results.
Predetermined performance targets are used to establish the annual cash incentives for certain of our executive officers and are comprised of the Company’s adjusted property EBITDA, as adjusted for certain discretionary items deemed appropriate by the Compensation Committee. For Messrs. Adelson, Goldstein and Dumont, the Compensation Committee determined the 2017 EBITDA-based performance target to be based on the Company’s consolidated adjusted property EBITDA for the year ended December 31, 2017, adjusted to exclude corporate expense and include the Management Incentive Program (described below) bonus accrual. Mr. Jacobs is eligible to receive a discretionary annual bonus based on criteria established by the Chief Executive Officer.
The Compensation Committee may subsequently approve additional discretionary items to be taken into account when determining the actual performance achieved during the period for purposes of determining the financial achievement percentage of the predetermined EBITDA-based performance targets. When determining the 2017 actual EBITDA-based performance for Messrs. Adelson, Goldstein and Dumont, the Compensation Committee approved adjustments for the impact of certain variances in table games’ win percentages (hold normalization) and foreign exchange rate fluctuations between the U.S. dollar and Singapore dollar.
In determining the 2017 EBITDA-based targets, the Compensation Committee’s goal was to set an aggressive objective based on its review of the annual budget information provided by management and the Board’s discussions with our executive officers and management about the assumptions underlying the 2017 budget, and the Company’s operating and development plans for 2017. The Compensation Committee believes the achievement of the 2017 performance target required Messrs. Adelson, Goldstein and Dumont to perform at a high level to earn the target bonus payment.
The Compensation Committee established a 2017 predetermined EBITDA-based performance target for Messrs. Adelson, Goldstein and Dumont of $4.42 billion. In 2017, the Company achieved 102.8% of the predetermined EBITDA-based performance target relating to their annual cash bonus.
Mr. Adelson
Under his amended employment agreement, Mr. Adelson is eligible to receive an annual cash incentive bonus contingent on the Company’s achievement of annual performance targets that are EBITDA-based. Mr. Adelson’s annual cash bonus may range from $0 (if the Company achieves less than 85% of the predetermined EBITDA-based performance target) to a maximum 250% of his annual base salary (if the Company achieves 100% or greater of the predetermined EBITDA-based performance target) (the “Maximum Bonus”). If the Company achieves 85% of the EBITDA target, Mr. Adelson’s annual cash bonus will be 20% of the Maximum Bonus and the amount of the annual cash bonus shall be determined using straight line interpolation of achievement between 85% and 100% of the EBITDA-based performance target. Mr. Adelson received an annual cash bonus of $12,500,000, or the Maximum Bonus, for his 2017 performance.
Messrs. Goldstein, Dumont and Jacobs
Under their employment agreements. Messrs. Goldstein and Dumont are eligible to receive discretionary bonuses under the Company’s Management Incentive Program, subject to the Executive Cash Incentive Plan. Under his employment agreement, Mr. Jacobs is eligible to receive a discretionary bonus based on annual performance criteria to be established by the Chief Executive Officer. The Management Incentive Program, which has been implemented by the Compensation Committee pursuant to the Company’s Executive Cash Incentive Plan, is the Company’s bonus program whose participants also include many of the Company’s employees.
Under the Company’s 2017 Management Incentive Program, the Company must achieve at least 90% of the predetermined EBITDA-based performance target in order for Messrs. Goldstein and Dumont to be eligible to receive annual bonuses. Their bonus payment amounts can be up to 100% of their respective target awards.
Mr. Goldstein. Under his employment agreement, Mr. Goldstein has a target bonus opportunity of 100% of his base salary, or $3,400,000, subject to his achievement of performance criteria established by the Compensation

Committee. The actual amount of Mr. Goldstein’s bonus was determined by the Compensation Committee in its sole discretion in accordance with the Company’s Management Incentive Program, after consultation with the Company’s Chief Executive Officer. In February 2018, Mr. Goldstein was paid a bonus of $3,400,000 in respect of his 2017 performance, representing 100.0% of his target bonus opportunity.
Mr. Dumont. Under his employment agreement, Mr. Dumont has a target bonus opportunity of 100% of his base salary, or $1,200,000, subject to his achievement of performance criteria established by the Compensation Committee. The actual amount of Mr. Dumont’s bonus was determined by the Compensation Committee in its sole discretion in accordance with the Company’s Management Incentive Program, after consultation with the Company’s Chief Executive Officer. In February 2018, Mr. Dumont was paid a bonus of $1,200,000 in respect of his 2017 performance, representing 100.0% of his target bonus opportunity.
Mr. Jacobs. Under his employment agreement, Mr. Jacobs is eligible to receive a discretionary annual bonus with a target bonus opportunity of 100% of his base salary, or $890,000, subject to his achievement of performance criteria established by the Chief Executive Officer and approved by the Compensation Committee. In February 2018, Mr. Jacobs was paid a bonus of $890,000 in respect of his 2017 performance, representing 100.0% of his target bonus opportunity.
Long-term Incentives (Equity Awards)
Messrs. Adelson, Goldstein, Dumont and Jacobs are eligible for long-term equity incentives under the Company’s 2004 Equity Award Plan, which is administered by the Compensation Committee and was created to give us a competitive edge in attracting, retaining and motivating employees and to enable us to provide incentives directly related to increases in our stockholder value. Mr. Adelson is entitled to an annual stock option grant to purchase shares of the Company’s Common Stock in accordance with the 2004 Equity Award Plan under his amended employment agreement. The employment agreements for Messrs. Goldstein, Dumont and Jacobs provided for sign-on equity incentive awards, but did not provide for subsequent or annual grants of equity incentive awards. The Compensation Committee, however, is authorized to award such grants in its sole discretion.
Mr. Adelson. Under his amended employment agreement, Mr. Adelson is entitled to receive an annual equity incentive award with a total grant value of $1,000,000. The equity incentive award value is granted in the form of stock options, the number of which is determined based on the grant date Black-Scholes value of the award. The stock option grant vests in three equal annual installments and will expire ten years from the date of grant. On September 6, 2017, Mr. Adelson received the 2017 grant of options to purchase 115,606 shares of our Common Stock, based on the Black-Scholes value of the stock option award on the grant date.
Under his previous employment agreement, Mr. Adelson was entitled to a specified aggregate target grant value of his equity incentive awards. For 2017, Mr. Adelson was entitled to receive equity incentive awards up to a total grant value of $3,650,000 as the Company’s 2016 consolidated adjusted property EBITDA of $4.13 billion exceeded the $1 billion of annualized six-month EBITDA threshold required in his previous employment agreement.
Mr. Adelson’s annual equity incentive awards for 2016 performance with a total grant value of $3,650,000 under his previous employment agreement were split into two equal components:

•
Nonqualified stock options. One half of the equity incentive award value was granted in 2016 in the form of stock options. The number of stock options was determined based on an estimate of the grant date Black-Scholes value of the award. The stock option grant vests in four equal annual installments.

•
Performance-based restricted stock. One half of the equity incentive award value was granted in 2017 as restricted stock, contingent upon attaining the targeted EBITDA-based performance targets identified for the annual supplemental bonus in the prior year. For 2016, the Compensation Committee established a predetermined EBITDA-based performance target of $3.13 billion of consolidated adjusted property EBITDA for the nine-month period from April 1, 2016 through December 31, 2016, adjusted to exclude corporate expense and include the Management Incentive Program bonus accrual. The value of Mr. Adelson’s restricted stock award could have ranged from $0 (if the Company did not achieve 80% of the predetermined EBITDA-based performance target) to 100.0% of the value of the restricted stock award opportunity (if the Company achieved 100% of the predetermined EBITDA-based performance target). The number of shares of restricted stock was determined based on the fair market value of our Common Stock on the NYSE on the grant date. The restricted stock grant vests in three equal annual installments.

Mr. Adelson’s target grant value for his 2017 restricted stock award under his previous employment agreement (relating to his 2016 performance) was $1,825,000 (one half of the total target equity incentive award of $3,650,000). In 2016, the Company achieved 95.1% of the performance target relating to the award of restricted stock. Accordingly, on January 23, 2017, Mr. Adelson was awarded a grant of 24,894 shares of restricted stock in respect of his 2016 performance, which was 75.7% of the target grant value for his 2017 restricted stock award.
The value of Mr. Adelson’s 2017 stock option award under his previous employment agreement was $1,825,000 (one half of the total target equity incentive award indicated above of $3,650,000). Accordingly, on January 23, 2017, Mr. Adelson received a grant of options to purchase 204,826 shares of our Common Stock, based on the Black-Scholes value of the stock option award on the grant date.
Messrs. Goldstein, Dumont and Jacobs. Messrs. Goldstein, Dumont and Jacobs did not receive any grants in 2017.
For more information about equity incentive awards, see “— Executive Compensation Related Policies and Practices — Grant Practices for Stock Options, Restricted Stock and Restricted Stock Units” and “Executive Compensation and Other Information — Employment Agreements.” Grants made during 2017 are included in the 2017 Grants of Plan-Based Awards Table.
Personal Benefits
Mr. Adelson is entitled to be reimbursed up to $200,000 annually for personal legal and financial planning fees and expenses under his amended employment agreement. Mr. Adelson also is entitled during the term of his employment to the full-time and exclusive use of an automobile and a driver of his choice and to the use of a Boeing Business Jet for his travel in connection with Company business. Pursuant to his amended employment agreement and the advice of an independent security consultant, Mr. Adelson also is entitled to security services for himself, his wife and his children, until the age of 22. The Company has received reports from its independent security consultant on the need to provide security coverage to Mr. Adelson and his family, most recently in March 2018.
Under Mr. Goldstein’s employment agreement, the Company will make a jet aircraft available for business and personal use and Mr. Goldstein may bring immediate family members with him on these trips. He also is entitled to, at his election, first class travel on commercial airlines for all business trips and first class hotel accommodations. The Company also provides Mr. Goldstein with a country club membership. Mr. Goldstein reimburses the Company in full for any personal use of this membership.
The Company also permits the personal use by Messrs. Adelson, Goldstein and Dumont of Company personnel, facilities and services on a limited basis and subject to the receipt of the appropriate approvals. The Company requires that these executives reimburse it in full for these services.
Messrs. Adelson, Goldstein and Dumont participate in a group supplemental medical insurance program available only to certain of our senior officers. We provide certain of our executive officers with home computers, meals, lodging, limousines and other goods and services from our properties. Our executive officers are entitled to receive other employee benefits generally made available to our employees.
The Compensation Committee believes providing these benefits to our executives is appropriate as it facilitates our executives’ performance of their duties.
For more information, see footnote (4) to the 2017 Summary Compensation Table under “Executive Compensation and Other Information.”
Change in Control and Termination Payments
The employment agreements with Messrs. Adelson, Goldstein, Dumont and Jacobs provide for payments and the continuation of benefits upon certain terminations of employment, including following a change in control of the Company. These provisions were based on individual negotiations with these executive officers. Mr. Goldstein’s employment agreement provides that he may voluntarily terminate his employment agreement upon 30 days’ notice, which may not be effective for twelve months following the change in control. In addition, the employment agreements with Messrs. Adelson, Goldstein, Dumont and Jacobs include restrictive covenants relating to future employment. The

Compensation Committee believed the post-termination payments were necessary in order to enable us to provide a competitive compensation package so that we could retain these executive officers.
Under their employment agreements, if any payments to our executive officers are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (the “Code”), the payments that are considered to be “parachute payments” will be limited to the greatest amount that can be paid without causing any excise tax to be applied to the executive or loss of deduction to the Company, but only if, by reason of such reduction, the net after-tax benefit to them (as defined in their employment agreement) exceeds the net after-tax benefit if the reduction were not made.
The Company’s 2004 Equity Award Plan was established in 2004. The purpose of the plan is to provide a means through which the Company may attract able persons to enter and remain in the employ of the Company. The change in control provisions of the plan were designed in furtherance of this goal.
Further information about benefits upon certain terminations of employment (including following a change in control) are described below under “Executive Compensation and Other Information — Potential Payments Upon Termination or Change in Control.”
Tax and Accounting Considerations Relating to Executive Compensation
Section 162(m) of the Internal Revenue Code
Section 162(m) of the Code generally disallows deductions for compensation paid to certain members of senior management in excess of $1 million per year. Historically, this deduction limitation did not apply to “performance-based” compensation as described in the regulations under Section 162(m). Compensation is generally “performance-based” if it is contingent on the attainment of pre-established objective performance goals approved by the stockholders within the past five years. The annual bonus awards under our Executive Cash Incentive Plan and the equity awards under our 2004 Equity Award Plan were designed to maximize tax deductibility by satisfying the performance-based compensation exception to Section 162(m).
On December 22, 2017, the U.S. enacted the Tax Cuts and Jobs Act (the “Act”). The Act made significant changes to the executive compensation deduction rules in Section 162(m). These changes are generally effective for compensation paid in taxable years beginning after December 31, 2017, unless transition relief is available (as described below). The Act eliminates the historic exception for qualified “performance-based” compensation in determining the deductibility limitation. In addition, the Act provides the Section 162(m) deduction limitation will apply to annual compensation paid to an individual who served as the chief executive officer or chief financial officer at any time during the taxable year or one of the three highest compensated officers (other than the chief executive officer or chief financial officer) for the taxable year (collectively, the “covered employees”). Once an individual is a covered employee for a taxable year beginning after December 31, 2016, the individual is considered a covered employee for all future years, including after termination of employment and even after death.
The Act includes a transition relief rule pursuant to which the changes to Section 162(m) under the Act, including the elimination of the exception for qualified “performance-based” compensation, will not apply to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017, and is not materially modified after that date. To the extent applicable to our existing contracts and awards, we expect to take advantage of this transition relief rule whenever possible. For this reason, our stockholders are being asked to approve the material terms of the performance goals of our Executive Cash Incentive Plan, which were last approved by our stockholders at the 2013 annual meeting of stockholders, as set forth in Proposal No. 6 below. Because of uncertainties as to the application and interpretation of the transition relief rule, however, no assurances can be given at this time that our existing contracts and awards, even if in place on November 2, 2017, and not modified following such date, will meet the requirements of the transition relief rule.
Executive Compensation Related Policies and Practices
Policies Regarding Stock Ownership and Hedging the Economic Risk of Stock Ownership
The Company believes the number of shares of the Company’s Common Stock owned by each executive officer is a personal decision and encourages stock ownership, including through the compensation policies applicable to its executive officers. Accordingly, the Company has not adopted a policy requiring its executive officers to hold a minimum amount of the Company’s Common Stock during their employment at the Company.

Under our securities trading policy, our officers, directors and employees are not permitted to purchase our Common Stock on margin, sell our Common Stock short, buy or sell puts, calls or other derivative instruments relating to our Common Stock or enter into hedging or monetization transactions involving our Common Stock.
Forfeiture of Improperly Received Compensation Policy
The Board of Directors has adopted a forfeiture of improperly received compensation policy (the “Policy”), which applies to all employees of the Company and its affiliates eligible to receive a bonus, incentive or equity award based in whole or in part on financial performance measures. The Policy applies whenever (1) there is a restatement (as such term is defined in the Policy) and it results in a revision to one or more performance measures used to determine an annual bonus or other incentive or equity-based compensation paid or awarded to an employee in respect of the period(s) to which the restatement relates (the “relevant period”), (2) the relevant period commenced not more than three years prior to the time at which the need for the restatement is identified, (3) such revision results in a reduction in the amount or value of such bonus or other incentive or equity-based compensation and (4) such restatement is, in whole or in part, caused by the employee’s misconduct (“Misconduct,” as such term is defined in the Policy). The Board, or a designated Committee, may in its discretion require repayment and forfeiture of all or a portion of any bonus or incentive or equity-based compensation awarded to or received or earned by such employee in respect of the relevant period, generally to the extent such bonus or incentive or equity-based compensation exceeds the amount that would have been awarded, received or earned based on the revised performance measures. Whether an employee has engaged in Misconduct and the amount or value to be repaid and forfeited shall be determined in the sole discretion of the Board or a designated Committee.
Grant Practices for Stock Options, Restricted Stock and Restricted Stock Units
As discussed above, on September 6, 2017, the Company granted Mr. Adelson stock options for the 2017 calendar year, pursuant to the execution of his amended employment agreement. Mr. Adelson’s previous employment agreement provided that grants of stock options were to be made by March 15 of the year to which the grant related. Accordingly, on January 23, 2017, the Company granted Mr. Adelson stock options for the 2017 calendar year under his previous employment agreement. Additionally, under his previous employment agreement, grants of restricted stock to Mr. Adelson were to be made by March 15 following the year to which the award related, provided that the performance goals for the prior year had been achieved. For the reasons described above under “— Elements of Executive Officer Compensation and Why We Chose to Pay Each Element — Long-term Incentives (Equity Awards),” on January 23, 2017, the Company granted Mr. Adelson shares of restricted stock under his previous employment agreement in respect of his 2016 performance.
Grants of stock options, restricted stock and restricted stock units under our 2004 Equity Award Plan are approved by the Compensation Committee. Each member of the Compensation Committee is an independent director and an outside director within the meaning of Section 162(m). The exercise price of all stock options to purchase shares of our Common Stock is equal to the fair market value of our Common Stock on the grant date.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis contained in this Proxy Statement with management and, based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included by reference in the Company’s Annual Report on Form 10-K and this Proxy Statement.
Steven L. Gerard, Chair
Micheline Chau
Charles A. Koppelman
The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
The following table provides information regarding compensation for our named executive officers serving as such at December 31, 2017:
2017 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Sheldon G. Adelson	2017	$5,000,000	$—	$1,380,870	$2,825,000	$12,500,000	$4,380,629	$26,086,499
Chairman of the Board, Chief Executive Officer and Treasurer	2016	$1,000,000	$—	$1,816,042	$1,825,000	$4,335,341	$3,731,066	$12,707,449
	2015	$1,000,000	$—	$1,228,273	$1,825,000	$4,785,035	$3,351,162	$12,189,470
Robert G. Goldstein	2017	$3,400,000	$—	$—	$—	$3,400,000	$1,343,765	$8,143,765
President and Chief Operating Officer	2016	$3,400,000	$—	$—	$—	$3,233,400	$1,570,843	$8,204,243
	2015	$3,250,000	$—	$—	$—	$3,250,000	$3,589,031	$10,089,031
Patrick Dumont(5)	2017	$1,200,000	$—	$—	$—	$1,200,000	$103,792	$2,503,792
Executive Vice President and Chief Financial Officer	2016	$1,200,000	$—	$—	$6,552,000	$1,141,200	$27,017	$8,920,217
Lawrence A. Jacobs(6)	2017	$890,000	$890,000	$—	$—	$—	$14,804	$1,794,804
Executive Vice President, Global General Counsel and Secretary	2016	$284,800	$270,845	$—	$1,730,000	$—	$9,839	$2,295,484
____________________

(1)
The amounts in this column represent the fair value of the restricted shares issued, which are determined by dividing the award amount by the closing stock price on the date of grant and rounding down to the nearest whole share.

(2)
The amounts in this column represent the fair value of the options issued, which are determined by dividing the award amount by the fair value based on the Black-Scholes option valuation model. Assumptions used in the Black-Scholes calculation are disclosed in Note 14 to the consolidated financial statements for the years ended December 31, 2015, 2016 and 2017, included in the Company’s 2017 Annual Report on Form 10-K.

(3)
Consists of short-term performance-based cash incentives under the Company’s Executive Cash Incentive Plan as further described in “Compensation Discussion and Analysis — Elements of Executive Officer Compensation and Why We Chose to Pay Each Element — Short-term Incentives.”

(4)	Amounts included in “All Other Compensation” for 2017 are detailed in the table below.

(5)	Mr. Dumont began serving as the Company’s Executive Vice President and Chief Financial Officer in March 2016.

(6)	Mr. Jacobs joined the Company in September 2016.
All Other Compensation

Named Executive Officer	401(k) Plan ($)(i)	Life and Disability Insurance ($)(ii)	Health Care Insurance ($)(iii)	Other ($)(iv)(v)	Total ($)
Sheldon G. Adelson	$—	$11,436	$12,354	$4,356,839	$4,380,629
Robert G. Goldstein	$7,140	$12,979	$32,604	$1,291,042	$1,343,765
Patrick Dumont	$—	$2,637	$4,755	$96,400	$103,792
Lawrence A. Jacobs	$7,140	$7,664	$—	$—	$14,804
____________________

(i)
The amounts listed for Messrs. Goldstein and Jacobs are the matching contribution made under the Las Vegas Sands Corp. 401(k) Retirement Plan, which is a tax-qualified defined contribution plan that is generally available to our eligible employees.

(ii)
The amounts are imputed as income in connection with our payments in 2017 of premiums on group term life insurance and short-term disability insurance. A lower amount of group term life insurance is generally available to all salaried employees. Short-term disability insurance is also generally available to all salaried employees.

(iii)
During 2017, Messrs. Adelson, Goldstein and Dumont participated in a group supplemental medical expense reimbursement plan available only to certain of our senior officers. The supplemental insurance coverage is in excess of the coverage provided by our group medical plan. The amounts in the table represent administration fees and reimbursements of qualified medical expenses related to 2017 under this plan.

(iv)
The amount in the table for Mr. Adelson consists of (a) the Company’s cost of $3,970,028 to provide security to Mr. Adelson and his immediate family, (b) the annual reimbursement of professional fees of $200,000, (c) $143,611 for accrued dividends received upon the vesting of his restricted stock during 2017 and (d) the costs of an automobile provided to Mr. Adelson of $43,200 for 2017 pursuant to the terms of his employment agreement. The amount in the table for Mr. Goldstein consists of (a) $1,134,947 related to Mr. Goldstein’s personal use of aircraft based on the aggregate incremental cost to the Company, which is calculated based on the allocable flight-specific costs of the personal flights (including, where applicable, return flights with no passengers) and includes costs such as fuel, catering, crew expenses, navigation fees, ground handling, unscheduled maintenance, ground transportation and air phones, but excludes fixed costs such as depreciation and overhead costs, (b) $135,395 for the reimbursement of taxes relating to this personal aircraft usage and (c) country club dues. The amount for Mr. Dumont consists of accrued dividends received upon the vesting of his restricted stock units during 2017.

(v)
On certain occasions, an executive officer’s spouse or other immediate family member has accompanied the executive officer on business-related flights on aircraft that we own or lease or provide pursuant to time sharing agreements. The Company also permits certain of its executive officers to use Company personnel for home repairs during business hours on a limited basis. The Company requires that these executives reimburse in full for these services. There is no incremental cost to the Company for any of these benefits.

2017 Grants of Plan-Based Awards
The following table presents information on potential payment opportunities in respect of 2017 performance for Messrs. Adelson, Goldstein, Dumont and Jacobs and equity awards granted to them during 2017 under our 2004 Equity Award Plan:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Sheldon G. Adelson	1/23/17					204,826	$55.47	$1,825,000
	1/23/17				24,894			$1,380,870
	9/6/17					115,606	$63.26	$1,000,000
Annual bonus		$—	$12,500,000	$12,500,000
Robert G. Goldstein
Annual bonus		$—	$3,400,000	$3,400,000
Patrick Dumont
Annual bonus		$—	$1,200,000	$1,200,000
Lawrence A. Jacobs(3)
Annual bonus		$—	$—	$—
____________________

(1)
The amounts shown in these columns represent a range of potential incentive payment opportunities for 2017 based on certain specified EBITDA assumptions under Mr. Adelson’s employment agreement and our Executive Cash Incentive Plan. In accordance with his employment agreement, Mr. Adelson’s annual cash bonus may range from $0 (if the Company achieves less than 85% of the predetermined EBITDA-based performance target) to a maximum 250% of his annual base salary (if the Company achieves 100% or greater of the predetermined EBITDA-based performance target). For 2017, Messrs. Goldstein and Dumont were eligible to receive discretionary bonuses of 100% of their annual base salaries, provided the threshold performance targets, to the extent set by the Compensation Committee, were met. See the discussion below under “— Employment Agreements,” as well as above under “Compensation Discussion and Analysis — Elements of Executive Officer Compensation and Why We Chose to Pay Each Element — Short-term Incentives” for more information regarding bonus incentive awards.

(2)
Calculated based on the aggregate grant date fair value computed in accordance with accounting standards regarding share-based payments. For a discussion of the relevant assumptions used in the calculation of these amounts, see Note 14 to the consolidated financial statements for the year ended December 31, 2017, included in the Company’s 2017 Annual Report on Form 10-K.

(3)
Mr. Jacobs does not participate in the Executive Cash Incentive Plan, but under his employment agreement, Mr. Jacobs was eligible to receive a discretionary annual bonus based on performance criteria established by the Chief Executive Officer.

Outstanding Equity Awards at 2017 Fiscal Year-End
The following table sets forth information concerning our stock options and shares of restricted stock held by Messrs. Adelson, Goldstein, Dumont and Jacobs at December 31, 2017:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)
Sheldon G. Adelson	41,377		13,792	(2)	$75.26	1/27/2024	61,905	(3)	$4,301,778
	—		74,856	(4)	$55.41	2/3/2025
	—		233,973	(5)	$40.87	1/25/2026
	—		204,826	(6)	$55.47	1/22/2027
	—		115,606	(7)	$63.26	9/5/2027
Robert G. Goldstein	39,155	(8)	—		$70.84	3/28/2018
	1,000,000		1,250,000	(9)	$56.11	12/8/2024
Patrick Dumont	75,000		500,000	(10)	$52.53	3/28/2026
Lawrence A. Jacobs	—		200,000	(11)	$54.73	9/5/2026
____________________

(1)
Market value is determined based on the closing price of our Common Stock of $69.49 on December 29, 2017 (the last trading day of 2017), as reported on the NYSE and equals the closing price multiplied by the number of shares underlying the grants.

(2)	The remaining unvested portion of this stock option grant vested on January 1, 2018.

(3)	The remaining unvested portion of restricted stock awards vests as follows: 30,498 shares vested on January 1, 2018, 23,109 shares vest on January 1, 2019 and 8,298 shares vest on January 1, 2020.

(4)
The remaining unvested portion of this stock option grant vests in two equal installments on January 1, 2018 and 2019. The 37,428 options that vested on January 1, 2018, were exercised on March 15, 2018.

(5)
The remaining unvested portion of this stock option grant vests in three equal installments on January 1, 2018, 2019 and 2020. The 77,991 options that vested on January 1, 2018, were exercised on March 15, 2018.

(6)	The stock option grant vests in four equal installments on January 1, 2018, 2019, 2020 and 2021. The 51,207 options that vested on January 1, 2018, were exercised on March 15, 2018.

(7)	The stock option grant vests in three equal installments on September 6, 2018, 2019 and 2020.

(8)	These options were exercised on March 13, 2018.

(9)	The remaining unvested portion of this stock option grant vests as follows: 250,000 options vest on December 9, 2018 and 1,000,000 options vest on December 31, 2019.

(10)	The remaining unvested portion of this stock option grant vests as follows: 75,000 options vest on December 31, 2018 and 2019, and the remaining 350,000 options vest on December 31, 2020.

(11)	The stock option grant vests in three equal installments on September 6, 2018, 2019 and 2020.

Option Exercises and Stock Vested in 2017
The following table sets forth information concerning the exercise of stock options and the vesting of restricted stock awards by our named executive officers during 2017:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Sheldon G. Adelson	129,809	$2,211,313	30,284	$1,617,468
Patrick Dumont	115,000	$2,158,650	10,000	$602,800
____________________

(1)
The value realized on exercise is the difference between the market price of our Common Stock as reported on the NYSE at the time of exercise and the closing price of our Common Stock at the time of grant, multiplied by the number of exercised stock options.

(2)
Market value on each vesting date is determined based on the closing price of our Common Stock as reported on the NYSE on the applicable vesting date (or the last trading date before the vesting date if the vesting date falls on a non-trading date) and equals the closing price multiplied by the number of vested shares.

Potential Payments Upon Termination or Change in Control
Employment Agreements
The employment agreements for Messrs. Adelson, Goldstein, Dumont and Jacobs in effect on December 31, 2017, provide for payments and the continuation of benefits upon certain terminations of employment, including a change in control of the Company. All payments under the executive employment agreements for Messrs. Adelson, Goldstein, Dumont and Jacobs in connection with a termination of employment are subject to the applicable named executive officer’s agreement to release the Company from all claims relating to his employment and the termination of his employment. These named executive officers also are subject to covenants restricting their ability to compete with the Company or to hire Company employees for a specified period following termination of employment. The following summaries are qualified in all respects by the terms of the applicable employment agreements and applicable law.
Mr. Adelson
In the event of a termination of Mr. Adelson’s employment for cause (as defined below) or his voluntary termination (other than a retirement or within the two-year period following a change in control), all of his salary and benefits will immediately cease (subject to any requirements of law).
In the event of a termination of Mr. Adelson’s employment by a voluntary termination by Mr. Adelson for good reason (as defined below) other than during the two-year period following a change in control (as defined in the Company’s 2004 Equity Award Plan and below), we will be obligated to pay or provide Mr. Adelson with:

•	all accrued and unpaid base salary and bonus through the date of termination;

•	his salary and bonus, if applicable, he would have received had he remained employed through the remainder of the term of his employment agreement, or twelve months, whichever is longer;

•
a pro rata bonus for the year of termination of employment at the time the bonus would normally be paid based on the amount of bonus Mr. Adelson would have earned if he had remained employed for the full year;

•
full vesting of all unvested options and restricted stock outstanding on the date of termination of employment, with all option awards remaining exercisable during the full original term of the option; and

•
continued health and welfare benefits for the remainder of the term of the employment agreement (or, if longer, for twelve months following the date of termination, or, if earlier, until he receives health and welfare coverage from a subsequent employer).

In the event of a termination of Mr. Adelson’s employment by a termination by Mr. Adelson for good reason within the two-year period following a change in control or Mr. Adelson’s voluntary termination at any time during the one-year period following a change in control, we will be obligated to pay or provide Mr. Adelson with:

•	all accrued and unpaid base salary and bonus through the date of termination;

•	a lump sum payment of two times the sum of his salary and the Maximum Bonus for the year of termination;

•	a pro rata portion of the Maximum Bonus for the year of termination of employment;

•
full vesting of all unvested options and restricted stock awards outstanding on the date of termination of employment, with all option awards remaining exercisable during the full original term of the option; and

•	continued health and welfare benefits for two years following termination (or, if earlier, until Mr. Adelson receives health and welfare coverage from a subsequent employer).

If the change in control, however, does not satisfy the definition of a change in the ownership or effective control of a corporation or a change in the ownership of a substantial portion of the assets of a corporation, pursuant to Section 409A of the Code, then the payment of two times salary plus the Maximum Bonus will be paid ratably for the remainder of the term of the employment agreement and the pro rata portion of the Maximum Bonus for the year of termination will be paid at the same time bonuses would normally be paid to other executive officers of the Company.

In the case of a termination of Mr. Adelson’s employment due to his death or disability (as defined in his employment agreement and below), Mr. Adelson (or his estate) will be entitled to receive:

•	all accrued and unpaid base salary and bonus through the date of termination;

•
continued payments of salary and annual bonus he would have received had he remained employed through the twelve months following the date of termination, less any applicable short-term disability insurance payments;

•
a pro rata bonus for the year of termination of employment at the time the bonus would normally be paid based on the amount of bonus Mr. Adelson would have earned if he had remained employed for the full year;

•
full vesting of all unvested options and restricted stock awards outstanding on the date of termination of employment, with all option awards remaining exercisable during the full original term of the option; and

•	continued health and welfare benefits, including for Mr. Adelson’s covered dependents, for twelve months following the date of termination.
In the event of a termination of Mr. Adelson’s employment due to his retirement (other than within the two-year period following a change in control), we will be obligated to pay or provide Mr. Adelson with:

•	all accrued and unpaid base salary and bonus through the date of termination;

•
a pro rata bonus for the year of termination of employment at the time the bonus would normally be paid based on the amount of bonus Mr. Adelson would have earned if he had remained employed for the full year;

•
continued vesting of all equity awards (including incentive awards granted under his employment agreement) in accordance with their terms so that all such awards continue to vest and any exercise periods continue, at the same rate as if Mr. Adelson had remained employed by the Company; and

•	continued health and welfare benefits for twelve months following termination.
Definitions. The terms “cause,” “disability,” “good reason” and “change in control” are defined in Mr. Adelson’s employment agreement as follows:
Mr. Adelson may be terminated by the Company for “cause” if:

•
the Board determines there has been a final and non-appealable revocation of his gaming license by the Nevada gaming authorities; provided, that in the event that the revocation occurs without there having been any fault on his part, the termination will be treated in the same manner as a termination due to disability instead of for “cause.”

The term “disability” is defined in Mr. Adelson’s employment agreement to mean that Mr. Adelson shall, in the opinion of an independent physician selected by agreement between the Board of Directors and Mr. Adelson, become so physically or mentally incapacitated that he is unable to perform the duties of his employment for a continuous period of six consecutive full months.
Mr. Adelson may terminate his employment with the Company for “good reason” if:

•	the Company fails to maintain him as Chairman of the Board of Directors, except as otherwise required by applicable law or regulation, or the sole Chief Executive Officer;

•	there is a reduction in Mr. Adelson’s base salary, annual bonus opportunity, benefits or perquisites;

•	there is any requirement that Mr. Adelson report directly to any person or entity other than the Board;

•	any relocation of the Company’s headquarters or Mr. Adelson’s primary office location, in either case to a location more than 30 miles from its location as of the effective date of the agreement;

•	there is a change in his duties and responsibilities that would cause his position to have less dignity, importance, authority or scope than intended at the effective date of the agreement; or

•	the Company materially breaches the employment agreement.

A “change in control” occurs upon:

•
the acquisition by any individual, entity or group of beneficial ownership of 50% or more (on a fully diluted basis) of either the then outstanding shares of the Company’s Common Stock or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that the following acquisitions shall not constitute a change in control: (i) any acquisition by the Company or any affiliate (as defined), (ii) any acquisition by any employee benefit plan sponsored or maintained by the Company or any affiliate, (iii) any acquisition by Mr. Adelson or any related party (as defined in his employment agreement) or any group of which Mr. Adelson or a related party is a member, (iv) certain reorganizations, recapitalizations, mergers, consolidations, statutory share exchanges or similar forms of corporate transaction that do not result in a change of ultimate control of more than 50% of the total voting power of the resulting entity or the change in a majority of the Board of Directors, or (v) in respect of an executive officer, any acquisition by the executive officer or any group of persons including the executive officer (or any entity controlled by the executive officer or any group of persons including the executive officer);

•
the incumbent members of the Board of Directors on the date that the agreement was approved by the incumbent directors or directors elected by stockholder vote (other than directors elected as the result of an actual or threatened election contest) cease for any reason to constitute at least a majority of the board;

•	the Company’s dissolution or liquidation;

•	the sale, transfer or other disposition of all or substantially all of the Company’s business or assets other than any sale, transfer or disposition to Mr. Adelson or one of his related parties; or

•
the consummation of certain reorganizations, recapitalizations, mergers, consolidations, statutory share exchanges or similar forms of corporate transaction unless, immediately following any such business combination, there is no change of ultimate control of more than 50% of the total voting power of the resulting entity or change in a majority of the Board of Directors.

Mr. Goldstein
Mr. Goldstein’s employment agreement provides, that, in the event that his employment is terminated by the Company for cause (as defined in his employment agreement and below), then Mr. Goldstein would be entitled to receive:

•	base salary through the date of termination of employment; and

•	the “Goldstein Standard Benefits” consisting of:

•	reimbursement for expenses incurred, but not paid prior to such termination of employment, subject to the receipt of supporting information by the Company; and

•	such other compensation and benefits as may be provided in applicable plans and programs of the Company, according to the terms and conditions of such plans and programs.
In the event that Mr. Goldstein’s employment is terminated by the Company without cause (and other than due to his death or disability), or Mr. Goldstein terminates his employment for good reason (as defined in his employment agreement and below), then, pursuant to his employment agreement, Mr. Goldstein would be entitled to receive, in addition to the Goldstein Standard Benefits:

•	continuation of his base salary for twelve months following termination of employment (or, if shorter, the remainder of the initial term of his employment agreement).
Under Mr. Goldstein’s employment agreement, he is permitted to terminate his employment with the Company upon 30 days’ written notice following a change in control (as defined in the Company’s 2004 Equity Award Plan, as well as in the description of Mr. Adelson’s employment agreement above); provided that his termination of employment may not be effective until twelve months following the change in control. Under those circumstances, he would be entitled to receive:

•	all accrued and unpaid base salary and previously earned bonus(es) through the date of termination;

•	a lump sum payment of two times his base salary;

•	accelerated vesting of the grant of 2,250,000 stock options granted to Mr. Goldstein on December 9, 2014, under his employment agreement; and

•
continued participation in the health and welfare benefit plans of the Company and employer contributions to non-qualified retirement plans and deferred compensation plans, if any, for two years following the date of termination, provided that the Company’s obligation to provide these benefits shall cease under certain circumstances.

Under his employment agreement, in the event that Mr. Goldstein’s employment with the Company is terminated due to his death or disability (as defined in his employment agreement and below), then Mr. Goldstein or his estate, as the case may be, would be entitled to receive, in addition to the Goldstein Standard Benefits:

•
continuation of his base salary for twelve months following termination of employment (or, if shorter, the remainder of the initial term of his employment agreement), less (1) any short-term disability insurance proceeds he receives during such period in the event termination of his employment is due to his disability and (2) any life insurance proceeds Mr. Goldstein’s estate receives from company-paid life insurance policies in the event of his death; and

•
accelerated vesting of the grant of 2,250,000 stock options granted to Mr. Goldstein on December 9, 2014 under his employment agreement in the event of a termination of his employment in the 2019 calendar year for that portion of the stock option grant that would have vested during the 2019 calendar year.

Definitions. The terms “cause,” “disability” and “good reason” are defined in Mr. Goldstein’s employment agreement as follows:
Mr. Goldstein may be terminated by the Company for “cause” if:

•	he is convicted of a felony or misappropriates any material funds or material property of the Company, its subsidiaries or affiliates;

•	he commits fraud or embezzlement with respect to the Company, its subsidiaries or affiliates;

•
he commits any material act of dishonesty relating to his employment by the Company resulting in direct or indirect personal gain or enrichment at the expense of the Company, its subsidiaries or affiliates;

•	he uses alcohol or drugs that render him materially unable to perform the functions of his job or to carry out his duties to the Company and he fails to correct the situation following written notice;

•	he commits a material breach of his employment agreement and he fails to correct the situation following written notice;

•
he commits any act or acts of serious and willful misconduct (including disclosure of confidential information) that is likely to cause a material adverse effect on the business of the Company, its subsidiaries or affiliates; or

•
his gaming license is withdrawn with prejudice, denied, revoked or suspended by any of the gaming authorities with jurisdiction over the Company or its affiliates and he fails to correct the situation following written notice.

The term “disability” is defined in Mr. Goldstein’s employment agreement to mean that Mr. Goldstein shall, in the opinion of an independent physician selected by agreement between the Board of Directors and Mr. Goldstein, become so physically or mentally incapacitated that he is unable to perform the duties of his employment for an aggregate of 180 days in any 365-day consecutive period or for a continuous period of six consecutive months.
The term “good reason” is defined in Mr. Goldstein’s employment agreement to mean the occurrence of any of the following without Mr. Goldstein’s consent:

•	the Company’s removal of Mr. Goldstein from the position of President and Chief Operating Officer of the Company; or

•
any other material adverse change in Mr. Goldstein’s status, position, duties or responsibilities (which shall include any adverse change in the reporting relationships described in his employment agreement), which is not cured within 30 days after written notice thereof is delivered by Mr. Goldstein to the Company.

Mr. Dumont
Mr. Dumont’s employment agreement provides that in the event that his employment is terminated by the Company for cause (as defined in his employment agreement and below), death or disability, or Mr. Dumont terminates his employment agreement without good reason (as defined in his employment agreement and below), then Mr. Dumont would be entitled to receive the “Dumont Standard Benefits” described below:

•	continuation of his base salary through the date of termination of employment;

•	reimbursement for expenses incurred, but not paid prior to such termination of employment, subject to the receipt of supporting information by the Company; and

•	such other compensation and benefits as may be provided in applicable plans and programs of the Company, according to the terms and conditions of such plans and programs.
In the event that Mr. Dumont’s employment is terminated by the Company without cause or he terminates his employment agreement for good reason, then, pursuant to his employment agreement, Mr. Dumont would be entitled to receive, in addition to the Dumont Standard Benefits:

•	continuation of base salary for twelve months following termination of employment; and

•
continuation participation in the health plans of the Company for one year following the date of termination, provided that the Company’s obligation to provide such heath care benefits shall cease at the time he and his dependents become eligible for comparable benefits from another employer that do not exclude any pre-existing condition of he or any covered dependent that was not excluded under the Company’s health plans immediately prior to the date of termination.

Under Mr. Dumont’s employment agreement, he is permitted to terminate his employment with the Company upon 90 days’ written notice following a change in control (as defined in the Company’s 2004 Equity Award Plan and in the description of Mr. Adelson’s employment agreement above); provided that his termination of employment may not be effective until twelve months following the change in control. Under those circumstances, he would be entitled to receive:

•	all accrued and unpaid base salary and previously earned bonus(es) through the date of termination; and

•	a lump sum payment of one (1) times his base salary.
Definitions. The terms “cause”, “disability” and “good reason” are defined in Mr. Dumont’s employment agreement as follows:
Mr. Dumont may be terminated by the Company for “cause” if:

•	he is convicted of a felony or misappropriates any material funds or material property of the Company or any of its affiliates;

•	he commits fraud or embezzlement with respect to the Company or any of its affiliates;

•	he commits any material act of dishonesty relating to his employment by the Company resulting in direct or indirect personal gain or enrichment at the expense of the Company or any of its affiliates;

•	he uses alcohol or drugs that render him materially unable to perform the functions of his job or to carry out his duties to the Company and he fails to correct the situation following written notice;

•	he commits a material breach of his employment agreement and he fails to correct the situation following written notice;

•	he commits a material breach of the Company’s Code of Business Conduct and Ethics; or

•
he commits any act or acts of serious and willful misconduct (including disclosure of confidential information or other material breach of the restrictive covenants, warranties and acknowledgments included in the employment agreement) that is likely to cause a material adverse effect on the business of the Company or any of its affiliates.

The term “disability” is defined in Mr. Dumont’s employment agreement to mean that Mr. Dumont shall, in the opinion of an independent physician selected by the Company, become so physically or mentally incapacitated that he is unable to perform the duties of his employment.
The term “good reason” is defined in Mr. Dumont’s employment agreement to mean any of the following:

•	a material breach of Mr. Dumont’s employment agreement by the Company;

•	a reduction in Mr. Dumont’s base salary;

•
a material change in Mr. Dumont’s duties or responsibilities that would cause Mr. Dumont’s position to have less dignity, importance or scope than intended at the effective date of his employment agreement; or

•
a change in control provided, that good reason shall not be deemed to occur solely as a result of a transaction in which the Company becomes a subsidiary of another company, assuming no change in control so long as Mr. Dumont’s duties and responsibilities of office are not materially changed as they relate solely to the Company.

Mr. Jacobs
Mr. Jacobs’ employment agreement provides that in the event that his employment is terminated by the Company for cause (as defined in his employment agreement and below) or Mr. Jacobs terminates his employment agreement without good reason (as defined in his employment agreement and below), then Mr. Jacobs would be entitled to receive the “Jacobs Standard Benefits” described below:

•	continuation of his base salary through the date of termination of employment;

•	reimbursement for expenses incurred, but not paid prior to such termination of employment, subject to the receipt of supporting information by the Company; and

•	such other compensation and benefits as may be provided in applicable plans and programs of the Company, according to the terms and conditions of such plans and programs.
In the event that Mr. Jacobs’ employment is terminated by the Company without cause or he terminates his employment agreement for good reason, then, pursuant to his employment agreement, Mr. Jacobs would be entitled to receive, in addition to the Jacobs Standard Benefits:

•	all accrued and unpaid base salary and previously earned bonus(es) through the date of termination;

•	a lump sum payment of twelve months base salary; and

•
a pro rata bonus for the year of termination of employment at the time the bonus would normally be paid based on the amount of bonus Mr. Jacobs would have earned if he had remained employed for the full year.

Definitions. The terms “cause” and “good reason” are defined in Mr. Jacobs’ employment agreement as follows:
Mr. Jacobs may be terminated by the Company for “cause” if:

•	he is convicted of a felony or misappropriates any material funds or material property of the Company or any of its affiliates;

•	he commits fraud or embezzlement with respect to the Company or any of its affiliates;

•	he commits any material act of dishonesty relating to his employment by the Company resulting in direct or indirect personal gain or enrichment at the expense of the Company or any of its affiliates;

•	he uses alcohol or drugs that render him materially unable to perform the functions of his job or to carry out his duties to the Company and he fails to correct the situation following written notice;

•	he commits a material breach of his employment agreement and he fails to correct the situation following written notice;

•	he commits a material breach of the Company’s Code of Business Conduct and Ethics; or

•
he commits any act or acts of serious and willful misconduct (including disclosure of confidential information or other material breach of the restrictive covenants, warranties and acknowledgments included in the employment agreement) that is likely to cause a material adverse effect on the business of the Company or any of its affiliates.

The term “good reason” is defined in Mr. Jacobs’ employment agreement to mean any of the following:

•	the Company’s removal of Mr. Jacobs from the position of Executive Vice President and/or Global General Counsel; or

•
a material adverse change in Mr. Jacobs’ duties or responsibilities that would cause Mr. Jacobs’ position to have less dignity, importance or scope than intended at the effective date of his employment agreement.

2004 Equity Award Plan
In the event of a change in control, as defined in the Company’s 2004 Equity Award Plan, if our Compensation Committee so determines:

•	all outstanding options and equity (other than performance compensation awards) issued under the 2004 Equity Award Plan shall fully vest; and

•	outstanding awards may be cancelled and the value of the awards shall be paid to the participants.
In addition, performance compensation awards shall vest based on the level of attainment of the performance goals as determined by the Compensation Committee.

Potential Payments/Benefits Upon Termination of Employment for 2017
The table below sets forth information about the potential payments and benefits our named executive officers who were employed by the Company on December 31, 2017, may receive under their employment agreements, as in effect on December 31, 2017, upon the termination of their employment with the Company. The amounts shown in the table below are estimates of the payments that each named executive officer would receive in certain instances assuming a hypothetical employment termination date of December 31, 2017. The amounts actually payable will be determined only upon the termination of employment of each named executive officer, taking into account the facts and circumstances surrounding the named executive officer’s termination of employment, and are qualified in all respects by the terms of the applicable employment agreements and applicable law.
The information in the table assumes that:

•	amounts included in cash payments for incentive bonus payments are based on each named executive achieving 100% of their performance targets and/or goals;

•	the named executive officer did not become employed by a subsequent employer; and

•	equity awards vest fully upon a change in control, if provided in the applicable employment agreement.

Name	Cash Payments	Acceleration of Restricted Stock(1)	Acceleration of Options(2)	Continued Health Benefits(3)	Total
Sheldon G. Adelson
-Without Cause/For Good Reason	$82,500,000	$4,301,778	$11,342,166	$80,000	$98,223,944
-Change in Control	$47,500,000	$4,301,778	$11,342,166	$40,000	$63,183,944
-Death/Disability	$30,000,000	$4,301,778	$11,342,166	$20,000	$45,663,944
Robert G. Goldstein
-Without Cause/For Good Reason	$3,400,000	$—	$—	$—	$3,400,000
-Change in Control	$10,200,000	$—	$16,725,000	$40,000	$26,965,000
-Death/Disability	$3,400,000	$—	$—	$—	$3,400,000
Patrick Dumont
-Without Cause/For Good Reason	$1,200,000	$—	$—	$20,000	$1,220,000
-Change in Control	$2,400,000	$—	$8,480,000	$—	$10,880,000
-Death/Disability	$—	$—	$—	$—	$—
Lawrence A. Jacobs
-Without Cause/For Good Reason	$1,780,000	$—	$—	$—	$1,780,000
-Change in Control	$—	$—	$2,952,000	$—	$2,952,000
-Death/Disability	$—	$—	$—	$—	$—
____________________

(1)
Reflects the value of accelerated vesting of restricted stock, based on the closing price of our Common Stock on December 29, 2017 (the last trading day of 2017), of $69.49 per share. Of the amounts shown in the table, restricted stock with a value of $2,119,306 for Mr. Adelson vested during the period from January 1, 2018 through the date of this proxy statement and, accordingly, will not be accelerated in the event of a termination of employment for this executive officer.

(2)
Reflects the value of accelerated vesting of options equal to the excess of (a) the closing price of our Common Stock on December 29, 2017 (the last trading day of 2017), of $69.49 per share over (b) the applicable exercise price of the options. Of the amounts shown in the table, options with a value of $3,477,011 for Mr. Adelson vested during the period from January 1, 2018, through the date of this proxy statement and, accordingly, will not be accelerated in the event of termination of employment.

(3)	Continued health benefits represents the estimated cost for providing such benefits the named executive officer would be entitled to under the remainder of the term.

CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Adelson, our Chief Executive Officer (our “CEO”):
For the twelve months ended December 31, 2017, our last completed fiscal year:

•	the median of the annual total compensation of all employees of our Company (other than our CEO) was $34,908; and

•	the annual total compensation of our CEO, as reported in the 2017 Summary Compensation Table under “Executive Compensation and Other Information,” was $26,086,499.
Based on this information, for 2017, the ratio of the annual total compensation of Mr. Adelson, our Chief Executive Officer, to the median of the annual total compensation of all employees was 747 to 1.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments and estimates that we used were as follows:

•
We determined that, as of December 31, 2017, our employee population consisted of 50,539 individuals working at our parent company and consolidated subsidiaries, with 25% of these individuals located in the United States and 75% located outside of the United States. Of these employees, 48,346 individuals are full-time or part-time employees, with the remainder employed on a seasonal or temporary basis.

•	We elected to exclude our seasonal or temporary employees who haven’t worked since July 1, 2017, because they were not employees as of December 31, 2017.

•	We determined 2017 earnings based on the following elements:

◦	U.S. employees: Medicare wages that were reported on 2017 Internal Revenue Service Form W-2,

◦	Singapore employees: 2017 cash compensation that was reported to the Inland Revenue Authority of Singapore,

◦	the remaining employees: all cash compensation reported in the local payroll system,

◦	we used the 12-month average exchange rate to convert each non-U.S. employee’s total compensation to U.S. dollars, and

◦	we annualized the base salary of all full-time and part-time employees who were hired in 2017, but did not work for us or our consolidated subsidiaries for the entire fiscal year.

•
Using this methodology, we determined the “median employee” was a full-time employee located in Las Vegas, with wages and overtime pay for the twelve-month period ended December 31, 2017, in the amount of $34,572. With respect to the annual total compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation for 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $34,908.

Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use a variety of methodologies, apply certain exemptions and make assumptions, adjustments and estimates that reflect their compensation practices, the pay ratio we report above may not be comparable to the pay ratio reported by other companies.

DIRECTOR COMPENSATION
During 2017, each of our non-employee directors received an annual cash retainer of $100,000 and an annual grant of, at each non-employee director’s election, either restricted stock or restricted stock units equal in value to $100,000. The restricted stock and restricted stock units are subject to a one-year forfeiture period and the shares may not be sold until the director retires from the Board (except to the extent necessary to cover taxes incurred as a result of the vesting of the restricted stock or restricted stock units). In 2017, our non-employee directors each received 1,547 shares of restricted stock. In addition, each non-employee director receives a one-time grant of options upon becoming a non-employee director with an aggregate value of $100,000 on the date of grant (based on the Black-Scholes option valuation model). The stock options vest in five equal installments on each of the first five anniversaries of the date of grant.
We pay non-employee directors $1,500 for each meeting of the Board that they attend ($750 for telephonic meetings). We pay non-employee directors who serve on a Board Committee $1,000 for each committee meeting that they attend ($500 for telephonic meetings). During 2017, we paid an annual retainer of $25,000 to the chairperson of the Audit Committee and an annual retainer of $15,000 to each member of the Audit Committee. We also paid an annual retainer of $15,000 to the chairpersons of the Compensation Committee, the Nominating and Governance Committee and the Compliance Committee, and an annual retainer of $5,000 to each member of these committees.
Non-employee directors may defer cash compensation payments into the Company’s Non-Employee Director Deferred Compensation Plan. None of the non-employee directors has elected to defer any payments to date. Non-employee directors are also reimbursed for expenses incurred in connection with their service as directors, including travel expenses for meeting attendance.
The goal of our director compensation program is to attract, motivate and retain directors capable of making significant contributions to the long term success of the Company and its stockholders. In 2014 and 2016, the Compensation Committee retained AETHOS to provide advice on the elements of, and amounts payable under, our director compensation program. In 2014, the Compensation Committee considered information provided by AETHOS that compared our director compensation program against the director compensation programs maintained by our peer group companies, as identified by AETHOS. For purposes of this analysis, the peer group companies included 31 companies that are in comparable industries, compete with us for the same director talent and investment dollars, and are of similar size, complexity and scope and have other shared characteristics with us, including revenue and market capitalization. As a result of the review of our director compensation program in 2014, and based on the advice and recommendations received from AETHOS, effective as of January 1, 2015, the annual cash retainer paid to our non-employee directors was increased from $75,000 to $100,000, and the annual grant of restricted stock to our non-employee directors was increased from $75,000 to $100,000. In 2016, the Compensation Committee again considered information provided by AETHOS that compared our director compensation program against the director compensation programs maintained by our peer group companies, as identified by AETHOS based on similar criteria to those described above. As a result of the review of our director compensation program in 2016, we determined that our director compensation program was appropriately designed to motivate and retain our non-employee directors and align the interests of our non-employee directors with the interests of our stockholders. No changes to our director compensation program have been implemented since January 1, 2015.

In connection with the 2016 review of our director compensation program, the following peer group companies were selected by AETHOS based on the criteria described above. Except where noted, the same peer group companies were selected by AETHOS in connection with the 2014 review of our director compensation program.

• American Express Company	• MGM Resorts International
• Caesars Entertainment Corporation (2014 only)	• Nike, Inc.
• Carnival Corporation & plc	• Nordstrom, Inc.
• CBS Corporation	• PepsiCo, Inc.
• The Coca-Cola Company	• The Priceline Group Inc.
• Colgate-Palmolive Company	• Royal Caribbean Cruises Ltd.
• Delta Air Lines, Inc.	• Starbucks Corporation
• General Mills, Inc.	• Starwood Hotels & Resorts Worldwide, Inc.
• Hertz Corporation (2014 only)	• Time Warner Inc. (2014 only)
• Hilton Worldwide Holdings Inc.	• Twenty-First Century Fox, Inc.
• Hyatt Hotels Corporation (2016 only)	• United Continental Holdings, Inc.
• Kellogg Company (2014 only)	• VF Corporation (2014 only)
• Kimberly-Clark Corporation	• Viacom Inc.
• Loews Hotels	• The Walt Disney Company
• Marriott International, Inc.	• Wynn Resorts, Limited
• McDonald’s Corporation	• Yum! Brands, Inc.

2017 Director Compensation Table
The following table describes the compensation arrangements with our non-employee directors for 2017:

Name	Fees Earned ($)	Stock Awards(1) ($)	Option Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Jason N. Ader(4)	$37,478	$—	$—	$6,182	$43,660
Irwin Chafetz	$109,750	$99,983	$—	$6,182	$215,915
Micheline Chau	$128,750	$99,983	$—	$6,182	$234,915
Charles D. Forman(5)	$109,750	$99,983	$—	$6,182	$215,915
Steven L. Gerard	$160,250	$99,983	$—	$6,182	$266,415
George Jamieson	$142,250	$99,983	$—	$6,182	$248,415
Charles A. Koppelman	$147,750	$99,983	$—	$6,182	$253,915
Lewis Kramer	$103,602	$99,983	$99,994	$—	$303,579
David F. Levi	$138,750	$99,983	$—	$6,182	$244,915
____________________

(1)
The amounts in this column represent the fair value of the restricted shares issued, which are determined by dividing the $100,000 award amount by the closing stock price on the date of grant and rounding down to the nearest whole share. The restricted stock vests on the earlier to occur of the first anniversary of the date of grant and the date of the Company’s annual meeting of stockholders in the calendar year following the date of grant, in each case, provided that the director is still serving on the Board on the vesting date. As of December 31, 2017, Ms. Chau and Messrs. Chafetz, Forman, Gerard, Jamieson, Koppelman, Kramer and Levi each held 1,547 unvested shares of restricted stock that will vest on June 7, 2018.

(2)
The amount in this column for Mr. Kramer represents the fair value of the options issued, which are determined by dividing the $100,000 award amount by the fair value based on the Black-Scholes option valuation model, rounded down to the nearest whole option. Assumptions used in the Black-Scholes calculation are disclosed in Note 14 to the consolidated financial statements for the year ended December 31, 2017, included in the Company’s 2017 Annual Report on Form 10-K. As of December 31, 2017, Ms. Chau, Mr. Gerard, Mr. Jamieson, Mr. Kramer and Mr. Levi held options to acquire 6,215, 4,336, 3,735, 10,649 and 8,097 shares of our Common Stock, respectively, that vest (or have vested) in five equal installments on each of the first five anniversaries of the respective dates of grant.

(3)	The amounts in this column are for accrued dividends received upon the vesting of restricted stock during 2017.

(4)	Mr. Ader resigned from the Board in April 2017. The vesting date of Mr. Ader’s unvested shares of restricted stock was accelerated to April 6, 2017.

(5)	The amounts in the table exclude fees paid by Sands China Ltd. to Mr. Forman in connection with his service as a member of the Board of Directors of Sands China Ltd.

EQUITY COMPENSATION PLAN INFORMATION
The following table shows certain information with respect to our 2004 Equity Award Plan as of December 31, 2017:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	6,290,746	$57.43	3,601,138
Equity compensation plans not approved by security holders	—	$—	—
Total	6,290,746	$57.43	3,601,138
____________________

(1)
Our 2004 Equity Award Plan was originally approved by our stockholders prior to our initial public offering, and an extension of the plan term through December 14, 2019, was approved by our stockholders at our 2014 annual meeting of stockholders. The performance-based provisions of our 2004 Equity Award Plan were most recently reapproved by our stockholders at our 2013 annual meeting of stockholders.

AUDIT COMMITTEE REPORT
The Audit Committee of the Board currently consists of George Jamieson (Chair), Steven L. Gerard and Lewis Kramer. The Board has determined that Messrs. Jamieson, Gerard and Kramer meet the current independence and experience requirements of the NYSE’s listing standards. In addition, the Board has determined that each of the members of the Audit Committee is financially literate and Mr. Jamieson qualifies as the audit committee financial expert.
The Audit Committee’s responsibilities are described in a written charter adopted by the Board, which the Audit Committee reviews annually. The Audit Committee is responsible for providing independent, objective oversight of the Company’s financial reporting process. Among its various activities, the Audit Committee reviews:

1.	the adequacy of the Company’s internal controls and financial reporting process and the reliability of the Company’s financial statements;

2.	the independence and performance of the Company’s independent registered public accounting firm and internal auditors; and

3.	the Company’s compliance with legal and regulatory requirements.
The Audit Committee meets regularly in open sessions with the Company’s management, independent registered public accounting firm and internal auditors to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. In addition, the Audit Committee meets regularly in closed sessions with the Company’s management, independent registered public accounting firm and internal auditors to review the foregoing matters. The Audit Committee selects the Company’s independent registered public accounting firm, and periodically reviews their performance and independence from management.
The Audit Committee reviewed and discussed the audited financial statements with management and Deloitte & Touche LLP, and management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The discussions with Deloitte & Touche LLP also included the matters required to be discussed by the standards of the Public Company Accounting Oversight Board. The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence.
Based on the Audit Committee’s review of the audited financial statements and the review and discussions described in the foregoing paragraphs, the Audit Committee recommended to the Board the audited financial statements for the fiscal year ended December 31, 2017, be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for filing with the Securities and Exchange Commission.
Pursuant to its charter, the Audit Committee performs an annual self-assessment. For 2017, the Audit Committee concluded that, in all material respects, it had fulfilled its responsibilities and satisfied the requirements of its charter and applicable laws and regulations.
Respectfully submitted,
George Jamieson, Chairman
Steven L. Gerard
Lewis Kramer
The foregoing report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The following table sets forth fees paid or payable to Deloitte & Touche LLP, our independent registered public accounting firm in 2016 and 2017, for audit and non-audit services as well as the percentage of these services approved by our Audit Committee:

	2016	2017	% of Services Approved by Audit Committee
Audit Fees	$6,208,500	$6,461,000	100%
Audit-Related Fees	$35,000	$35,000	100%
Tax Fees	$395,061	$596,272	100%
All Other Fees	$108,400	$54,500	100%
The category of “Audit Fees” includes fees for our annual audit and quarterly reviews, as well as additional audit-related accounting consultations and required statutory audits of certain of our subsidiaries.
The category of “Audit-Related Fees” includes services related to the Las Vegas Sands Corp. 401(k) Retirement Plan for 2016 and 2017. During 2016 and 2017, $35,000 in fees related to the audit of the plan were paid directly by the plan.
The category of “Tax Fees” includes tax consultation and planning fees and tax compliance services.
The category of “All Other Fees” principally includes fees for assistance with our enterprise risk management assessment, issuance of consents associated with SEC filings and accounting training programs.
Pre-Approval Policies and Procedures
Our Audit Committee Charter contains policies related to pre-approval of services provided by the independent registered public accounting firm. The Audit Committee, or one of its members if such authority is delegated by the Audit Committee, has the sole authority to review in advance, and grant any appropriate pre-approvals, of (a) all auditing services provided by the independent registered public accounting firm and (b) all non-audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Exchange Act and, in connection therewith, to approve all fees and other terms of engagement.
The Audit Committee has adopted the following process regarding the engagement of the Company’s independent registered public accounting firm to perform services for the Company. For audit services related to the audit of the consolidated financial statements of the Company, the independent registered public accounting firm will provide the Audit Committee with an engagement letter each year prior to or contemporaneously with commencement of the audit services outlining the scope of the audit services proposed to be performed during the fiscal year. If the services are agreed to by the Audit Committee, the engagement letter will be formally accepted. The Audit Committee also approves statutory audit services for our foreign subsidiaries. For tax services, management will provide the Audit Committee with a separate scope of the tax services proposed to be performed during the fiscal year. If the scope of the tax services is agreed to by the Audit Committee, engagement letters will be executed. All other non-audit services will require pre-approval from the Audit Committee on a case-by-case basis.
If the pre-approval authority is delegated to a member, the pre-approval must be presented to the Audit Committee at its next scheduled meeting.

CERTAIN TRANSACTIONS
Set forth below is a description of certain transactions with our executive officers and directors. Under its charter, the Audit Committee approves all related party transactions required to be disclosed in our public filings. For more information about our policies with respect to transactions with related parties, see “Corporate Governance — Related Party Transactions.”
Administrative Services Agreement
Pursuant to an administrative services agreement among Las Vegas Sands, Inc. (now known as Las Vegas Sands, LLC), certain of its subsidiaries and Interface Operations, LLC, an entity that is controlled by Mr. Adelson, our Chairman and Chief Executive Officer, and his wife, Dr. Miriam Adelson (“Interface Operations”), the parties have agreed to share ratably in the costs of, and under certain circumstances provide to one another, shared services, including legal services, accounting services, insurance administration, benefits administration, travel services and such other services as each party may request of the other. In addition, under this administrative services agreement, the parties have agreed to share ratably the costs of any shared office space. Under this agreement, the Company charged Interface Operations $2.0 million for the use of Company personnel during 2017.
Registration Rights Agreement
Messrs. Adelson, Forman and Goldstein and certain other stockholders and employees, former employees and certain trusts that they established have entered into a registration rights agreement with us relating to the shares of Common Stock they hold. Subject to several exceptions, including our right to defer a demand registration under certain circumstances, Mr. Adelson and the trusts he established may require that we register for public resale under the Securities Act all shares of Common Stock they request be registered at any time, subject to certain conditions. Mr. Adelson and the trusts may demand registrations so long as the securities being registered in each registration statement are reasonably expected to produce aggregate proceeds of $20 million or more. Since we became eligible to register the sale of our securities on Form S-3 under the Securities Act, Mr. Adelson and the trusts have the right to require us to register the sale of the Common Stock held by them on Form S-3, subject to offering size and other restrictions.
The other stockholders that are party to this agreement were granted piggyback registration rights on any registration for the account of Mr. Adelson or the trusts that he established, subject to cutbacks if the registration requested by the Adelson entities is in the form of a firm commitment underwritten offering and if the underwriters of the offering determine that the number of securities to be offered would jeopardize the success of the offering.
In addition, the stockholders and employees that are party to this agreement and the trusts have been granted piggyback rights on any registration for our account or the account of another stockholder, subject to cutbacks if the underwriters in an underwritten offering determine that the number of securities offered in a piggyback registration would jeopardize the success of the offering.
On November 14, 2008, the Company entered into a second amended and restated registration rights agreement with Dr. Adelson and certain other stockholders.
In connection with a Registration Statement on Form 3-ASR filed by the Company on November 3, 2017, the parties to the second amended and restated registration rights agreement and their permitted assignees (as defined in the agreement) waived their rights to (a) receive written notice from the Company of the filing of the registration statement and the proposed registration of the shares of our Common Stock underlying the Company’s outstanding warrants and (b) register any shares of Common Stock or preferred stock in the registration statement and the shares of our Common Stock underlying the Company’s outstanding warrants.
Transactions Relating to Aircraft
Aviation and Related Personnel
Sands Aviation, LLC (“Sands Aviation”), a wholly owned subsidiary of the Company, is engaged primarily in the business of providing aviation personnel, including pilots, aircraft mechanics and flight attendants, and administrative personnel, to the Company and to Interface Operations. Sands Aviation charges a fee to each of the Company and Interface Operations for their respective use of these personnel. The fees charged by Sands Aviation are based upon its actual costs of employing or retaining these personnel, which are then allocated between the Company and Interface Operations. The method of allocating these costs varies depending upon the nature of the service provided. For example, pilot services are allocated based upon the actual time spent operating aircraft for the Company and for

Interface Operations, respectively. The services of Sands Aviation’s aircraft mechanics are allocated based on the number and manufacturer of aircraft serviced and administrative personnel are allocated based upon the number of aircraft maintained by the Company and Interface Operations, respectively. In addition, hangar lease and other operating costs are allocated based upon various factors, including the number and base location of aircraft maintained by the Company and Interface Operations, respectively. During 2017, Sands Aviation charged Interface Operations approximately $21.2 million for its use of Sands Aviation’s aviation and related personnel, operating costs and other overhead costs.
Time Sharing Agreements
The Company and its subsidiaries use aircraft owned by companies controlled by Mr. Adelson for business purposes, including flying customers to our properties. The Company believes its use of these aircraft provides the Company with a significant competitive advantage in attracting customers to the Company’s properties and similar aircraft with comparable amenities are not generally available for charter. The Company believes the amounts paid to companies controlled by Mr. Adelson for the use of the aircraft are less than the Company would be required to pay to a third party provider, if comparable aircraft were available, and also believes the amounts paid pursuant to the agreements relating to the use of the aircraft described below do not provide for profits or a return on investment to the companies controlled by Mr. Adelson.
The Company has entered into several aircraft time sharing agreements and aircraft cost sharing agreements with Interface Operations. Under the agreements, the party using an aircraft pays fees of up to (i) twice the cost of the fuel, oil and other additives used, (ii) all fees, including fees for landing, parking, hangar, tie-down, handling, customs, use of airways and permission for overflight, (iii) all expenses for catering and in-flight entertainment materials, (iv) all expenses for flight planning and weather contract services, (v) all travel expenses for pilots, flight attendants and other flight support personnel, including food, lodging and ground transportation and (vi) all communications charges, including in-flight telephone. Under the agreements, the Company charged Interface Operations approximately $1.6 million in respect of Interface Operations’ 2017 use of the Company’s aircraft, and Interface Operations charged the Company approximately $1.7 million in respect of the Company’s 2017 use of Interface Operations’ aircraft.
In addition, the Company has entered into an aircraft cost allocation agreement with Interface Operations Bermuda Ltd. (“Interface Bermuda”), a company controlled by Mr. Adelson, providing the Company’s access to a Boeing 747 aircraft and an Airbus 340 aircraft. Under the agreement, the Company has agreed to pay Interface Bermuda fees of up to (i) a pro rata share of all fixed costs, such as hangar, insurance, pilot salaries and training, maintenance, subscription services, support personnel and other similar items (exclusive of tax depreciation), (ii) actual costs of fuel, oil and other additives used, (iii) all fees, including fees for landing, parking, hangar, tie-down, handling, customs, use of airways and permission for overflight, (iv) all expenses for catering and in-flight entertainment materials, (v) all expenses for flight planning and weather contract services, (vi) all travel expenses for pilots, flight attendants and other flight support personnel, including food, lodging and ground transportation and (vii) all communications charges, including in-flight telephone. Interface Bermuda charged the Company approximately $39,000 and $0.9 million in respect of the Company’s 2017 use of Interface Bermuda’s Boeing 747 aircraft and Airbus 340 aircraft, respectively.
Avionics and Aircraft Systems Agreement
Sands Aviation and Interface Bermuda have agreed that Interface Bermuda will reimburse Sands Aviation for the cost and installation of additional avionics and aircraft systems. The cost of these systems is $21.8 million, plus all related taxes and expenses that are related to installation and operation of these systems.
Transactions Relating to Luxury Passenger Ship
Marina Bay Sands, a wholly owned subsidiary of the Company, has entered into agreements with Sira Company Ltd., a company owned by Mr. Adelson and other related parties. Under these agreements, Marina Bay Sands is entitled to use a luxury passenger ship owned by Sira Company Ltd. during certain periods of the year and has agreed to reimburse the actual operating expenses associated with its use of the luxury passenger ship. Sira Company Ltd. charged Marina Bay Sands approximately $6.8 million in respect of Marina Bay Sands’ 2017 use of the luxury passenger ship.
Other Transactions
We have employed Dr. Miriam Adelson, the wife of Mr. Adelson, our Chairman and Chief Executive Officer, as the Director of Community Involvement since August 1990 where, in conjunction with our Government Relations

Department, she oversees and facilitates our partnerships with key community groups and other charitable organizations. We paid her approximately $61,000 during 2017.
Mr. Adelson and his family made payments of $0.8 million to the Company during 2017 for lodging and banquet services.
Mr. Goldstein made payments of $0.2 million to the Company during 2017 for the use of Company personnel at his residence and for lodging services.
Mr. Dumont and his family made payments of $25,000 to the Company during 2017 for lodging, transportation and food and beverage services.
During 2017, the Company made payments of $1.7 million for food and beverage services provided by restaurants and newspaper subscriptions, in which Mr. Adelson and his family have an ownership interest, and for the Company’s use of personnel employed by Interface Operations.
Property and Casualty Insurance
With the exception of aviation-related coverages, the Company and entities controlled by Mr. Adelson that are not subsidiaries of the Company (the “Stockholder Controlled Entities”) purchase property and casualty insurance separately. The Company and the Stockholder Controlled Entities bid for and purchase aviation-related coverages together. The Company and the Stockholder Controlled Entities are separately invoiced for, and pay for, aviation-related insurance and allocate the aviation insurance costs not related to particular aircraft among themselves in accordance with the other allocations of aviation costs discussed above.

PROPOSAL NO. 1
AMENDMENT TO CERTIFICATE OF AMENDED AND RESTATED ARTICLES OF INCORPORATION TO ELIMINATE CLASSIFIED BOARD STRUCTURE
Pursuant to the Company’s Certificate of Amended and Restated Articles of Incorporation, the Board of Directors has been divided into three classes, denominated Class I, Class II and Class III, with members of each class holding office for staggered three-year terms or until their respective successors are duly elected and qualified. The Board of Directors currently consists of eleven members, four of whom are Class I directors whose term expires at the 2020 Annual Meeting, three of whom are Class II directors whose term expires at this Annual Meeting and four of whom are Class III directors whose term expires at the 2019 Annual Meeting.
Our Board of Directors has approved and declared advisable the Charter Amendment, which institutes annual voting for each director to serve a one-year term beginning with the 2018 Annual Meeting and makes related changes. The form of Charter Amendment, marked to show proposed deletions and insertions, which is subject to stockholder approval, is set forth in Appendix A to this Proxy Statement.
Our Board of Directors also has approved, subject to the Charter Amendment becoming effective, certain conforming amendments to our Amended and Restated By-laws (the “By-law Amendments”) to remove references to a classified Board.
Our Board of Directors recommends stockholders support Board declassification. Declassification of our Board of Directors would further our goal of ensuring our corporate governance policies maximize Board accountability to stockholders and would allow stockholders the opportunity each year to register their views on the composition of our Board of Directors.
If stockholders approve the Charter Amendment, eleven members of our Board of Directors will stand for election for a one-year term at the Annual Meeting, such term to commence immediately upon the effectiveness of the Charter Amendment. The By-law Amendments will also become effective. The incumbent Class I and Class III directors have indicated their support for the declassification of our Board of Directors by agreeing to submit resignations from their current terms that will be effective immediately prior to the effectiveness of the Charter Amendment.
If stockholders do not approve the Charter Amendment, the election of our three Class II director nominees to a three-year term will proceed under the Certificate of Amended and Restated Articles of Incorporation as currently in effect (Proposal No. 3), our Class I and Class III directors will continue to serve the remainder of their respective terms and the By-law Amendments will not become effective.
If approved and adopted by stockholders, the Charter Amendment will be filed with the Secretary of State of the State of Nevada immediately following certification of the voting results with respect to Proposal No. 1 and will be in effect immediately upon such filing.
The affirmative votes by holders of at least a majority of the total voting power of the Company’s outstanding Common Stock is required to approve the Charter Amendment. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the Charter Amendment.

The Board of Directors recommends stockholders vote “FOR” the approval of the amendment to our Certificate of Amended and Restated Articles of Incorporation

PROPOSAL NO. 2
IF PROPOSAL NO. 1 IS APPROVED, TO ELECT ELEVEN DIRECTORS
If Proposal No. 1 is approved, the Board of Directors will be declassified and stockholders will vote to elect eleven directors to, effective immediately upon the effectiveness of the Charter Amendment, hold office for a one-year term. In such event, the Board of Directors has recommended Ms. Micheline Chau and Messrs. Sheldon G. Adelson, Irwin Chafetz, Patrick Dumont, Charles D. Forman, Steven L. Gerard, Robert G. Goldstein, George Jamieson, Charles A. Koppelman, Lewis Kramer and David F. Levi for election as directors, to serve until the 2019 Annual Meeting and until their successors are duly elected and qualified. If any of the nominees should be unavailable to serve as a Director, which is not presently anticipated, it is the intention of the persons named in the proxies to select and cast their votes for the election of such other person or persons as the Board of Directors may designate.
Information regarding the director nominees is set forth above under the heading “Board of Directors.”
The affirmative vote of a plurality of the Company’s outstanding Common Stock present in person or by proxy at the Annual Meeting is required to elect the nominees for directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the election of the directors.

The Board of Directors recommends stockholders vote “FOR” the election of its eleven director nominees

PROPOSAL NO. 3
IF PROPOSAL NO. 1 IS NOT APPROVED, TO ELECT THREE CLASS II DIRECTORS
If Proposal No. 1 is not approved, the Board of Directors will remain classified and stockholders will vote to elect three Class II directors. The Board of Directors is currently divided into three classes, with each class serving a three-year term. The term of the current Class II directors will expire at the Annual Meeting.
In the event Proposal No. 1 is not approved, the Board of Directors has recommended Ms. Micheline Chau and Messrs. Patrick Dumont and David F. Levi for election as Class II directors, to serve until the 2021 Annual Meeting and until their successors are duly elected and qualified. If any of the nominees should be unavailable to serve as a Director, which is not presently anticipated, it is the intention of the persons named in the proxies to select and cast their votes for the election of such other person or persons as the Board of Directors may designate.
Information regarding the director nominees is set forth above under the heading “Board of Directors.”
The affirmative vote of a plurality of the Company’s outstanding Common Stock present in person or by proxy at the Annual Meeting is required to elect the nominees for Class II directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the election of the Class II directors.

The Board of Directors recommends the stockholders vote “FOR” the election of Ms. Chau and Messrs. Dumont and Levi as Class II Directors

PROPOSAL NO. 4
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors of the Company has selected Deloitte & Touche LLP as our independent registered public accounting firm to audit the consolidated financial statements of the Company during the year ending December 31, 2018, and our stockholders are being asked to ratify this selection as a matter of good corporate governance. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. The affirmative vote of a majority of the votes present in person or by proxy at the Annual Meeting is required to ratify this selection.
A representative of Deloitte & Touche LLP will be present at the stockholders’ meeting with the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent public accountants for the year ending December 31, 2018

PROPOSAL NO. 5
AN ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and pursuant to Section 14A of the Exchange Act, our stockholders are being provided with an advisory (non-binding) vote on executive compensation. Although the vote is advisory and is not binding on the Board of Directors, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. We refer to this non-binding advisory vote as the “say-on-pay” vote.
The say-on-pay vote is required to be offered to our stockholders at least once every three years. In 2017, our stockholders recommended that we provide them with the opportunity to provide their “say-on-pay” vote each year, and our Board of Directors has accepted that recommendation.
The Board of Directors is committed to corporate governance best practices and recognizes the significant interest of stockholders in executive compensation matters. As discussed in the Compensation Discussion and Analysis, the Compensation Committee believes our current executive compensation program directly links executive compensation to our performance and aligns the interests of our executive officers with those of our stockholders. In addition, our compensation philosophy places more emphasis on variable elements of compensation (such as annual cash bonuses and equity-based compensation) than fixed remuneration. For example, a significant portion of our executive compensation is based on the Company’s achievement of predetermined performance-based financial targets. Our executives also receive equity incentive awards to better link their compensation to the Company’s performance.
We encourage you to read our Compensation Discussion and Analysis contained in this proxy statement for a more detailed discussion of our compensation policies and procedures.
Our stockholders have the opportunity to vote for, against or abstain from voting on the following resolution:
“Resolved, that the stockholders approve the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC (which includes the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in this proxy statement).”
The affirmative vote of a majority of the votes present in person or by proxy at the Annual Meeting is required for a vote for this resolution.
The above-referenced disclosures appear at pages 18 - 39 of this proxy statement.

The Board of Directors recommends a vote “FOR” approval of the compensation of the named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC (which includes the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in this proxy statement)

PROPOSAL NO. 6
APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE LAS VEGAS SANDS CORP. EXECUTIVE CASH INCENTIVE PLAN
At the annual meeting of stockholders, you are being asked to approve the material terms of the performance goals under the Las Vegas Sands Corp. Executive Cash Incentive Plan (amended and restated as of April 1, 2018) (the “ECIP”), which were last approved by our stockholders at the annual meeting of stockholders on June 5, 2013.
Section 162(m) of the Code generally disallows deductions for compensation paid to certain members of senior management (collectively, the “covered employees”) in excess of $1 million per year. Historically, this deduction limitation did not apply to “performance-based” compensation as described in the regulations under Section 162(m). Compensation is generally “performance-based” if it is contingent on the attainment of pre-established, objective performance goals the material terms of which are approved by the stockholders within the past five years. The Tax Cuts and Jobs Act (the “Act”), enacted on December 22, 2017, made significant changes to Section 162(m) and, among other things, eliminates the “performance-based” compensation exception to the $1 million per year deduction limitation for compensation paid in taxable years beginning after December 31, 2017, unless the transition relief provided under the Act is available. Under the transition relief rule, the changes to Section 162(m) under the Act, including the elimination of the exception for qualified “performance-based” compensation, will not apply to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017, and is not materially modified after that date.
To the extent applicable to our existing contracts and awards, we anticipate the transition relief rule that compensation should qualify as tax deductible to the Company for federal income tax purposes whenever possible. For this reason, the Board is recommending the stockholders approve in their entirety the material terms of the performance goals applicable to awards granted under the ECIP that are intended to qualify as “performance-based” compensation pursuant to the transition relief rule. Specifically, our stockholders are being asked to approve: (1) the specific performance goals listed below under the section entitled “Summary of the Material Features of the ECIP — Bonus Awards and Performance Goals”, (2) the annual per-individual limit listed below under the section entitled “Summary of the Material Features of the ECIP — Individual Limit”, and (3) the class of eligible recipients of awards under the ECIP, as described below under the section entitled “Summary of the Material Features of the ECIP — Eligibility.” On April 1, 2018, the ECIP was amended to increase the annual per individual limit to $15.0 million.
If this proposal is approved by our stockholders, and if the applicable performance goals are satisfied, this proposal may enable the Company to utilize the transition relief rule under the Act in certain limited circumstances to continue to issue awards under the ECIP to covered employees and to obtain tax deductions with respect to such awards, without regard to the $1 million deduction limitation under Section 162(m). If this proposal is not approved by our stockholders, compensation attributable to grants of awards under the ECIP to covered employees will not be deductible by us pursuant to the transition relief rule under the Act. However, because of uncertainties as to the application and interpretation of the transition relief rule, no assurances can be given at this time that our existing contracts and awards, even if in place on November 2, 2017, and not modified following such date, will meet the requirements of the transition relief rule. In addition, the Compensation Committee, reserves the right to issue awards under the ECIP to members of our senior management that are not intended to be tax deductible under Section 162(m).
Summary of the Material Features of the ECIP
The following description of the ECIP is a summary of certain provisions of the ECIP and is qualified in its entirety by the text of the incentive plan, a copy of which is attached hereto as Appendix B and should be read in conjunction with the following summary.
Purpose. The purpose of the ECIP is to establish a program of incentive compensation awards for designated officers and other key executives of our company and our subsidiaries and divisions that is directly related to our performance results and to allow bonus payments made to our executive officers who are covered employees to be tax deductible to us under the “performance-based” compensation exception to Section 162(m). As described above, beginning on January 1, 2018, only bonus awards payable pursuant to a written binding contract that was in effect on November 2, 2017, and is not materially modified after that date will potentially be deductible to us under the “performance-based” compensation exception to Section 162(m).

Administration. The ECIP is administered by the Compensation Committee, including all determinations relating to “performance-based” compensation for purposes of Section 162(m). Pursuant to the ECIP, the Compensation Committee is comprised of two or more members of the Board, each of whom is required to be an “outside director” within the meaning of Section 162(m). The Compensation Committee has all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the ECIP, including authority to determine eligibility for participation, establish the maximum award that may be earned by each participant, which may be expressed in terms of a dollar amount, percentage of salary or any other measurement, establish goals for each participant, calculate and determine each participant’s level of attainment of these goals and calculate an award for each participant based upon the level of attainment. Except as otherwise specifically limited in the ECIP and with respect to determinations relating to awards intended to be deductible under Section 162(m), the Compensation Committee has full power and authority to construe, interpret and administer the ECIP.
Eligibility. The Compensation Committee will select the officers and other key executives whose efforts contribute materially to the success of the Company, including the covered employees, who will be eligible for awards for the performance period during which performance is measured. A performance period is our fiscal year, which currently is the calendar year, or such other period as may be determined by the Compensation Committee.
Bonus Awards and Performance Goals. The Compensation Committee will establish for each performance period a maximum award, and, if the Compensation Committee so determines, a target and/or threshold award, and goals relating to the Company and/or its subsidiaries, divisions, departments, and/or functional performance for each participant, or “performance goals.” The Compensation Committee will also make these determinations with respect to the covered employees. The Compensation Committee will communicate these performance goals to each participant prior to or during the applicable performance period. Participants will earn awards only upon the attainment of the applicable performance goals during the applicable performance period, as and to the extent established by the Compensation Committee.
The performance goals for participants will be based on attainment of specific levels of our performance and/or the performance of our subsidiaries, divisions or departments, as applicable, with reference to one or more of the following performance criteria:

•	net earnings or net income (before or after taxes);

•	basic or diluted earnings per share (before or after taxes);

•	net revenue or net revenue growth;

•	gross profit or gross profit growth;

•	net operating profit (before or after taxes);

•	return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales);

•	cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

•	earnings before or after taxes, interest, depreciation, amortization and/or rents;

•	gross or operating margins;

•	productivity ratios;

•	share price (including, but not limited to, growth measures and total stockholder return);

•	expense targets;

•	margins;

•	operating efficiency;

•	objective measures of customer satisfaction;

•	working capital targets;

•	measures of economic value added; and

•	inventory control.
Any one or more of the performance criterion may be used to measure the performance of the Company and/or an affiliate as a whole or any business unit of the Company and/or an affiliate or any combination thereof, as the Compensation Committee may deem appropriate, or any of the above performance criteria as compared to the performance of a group of comparator companies, or published or special index the Compensation Committee, in its sole discretion, deems appropriate, or the Company may select the share price performance criterion above as compared to various stock market indices. In the event applicable tax and/or securities laws change to permit Compensation Committee discretion to alter the governing performance criteria without obtaining shareholder approval of such alterations, the Compensation Committee shall have sole discretion to make such alterations without obtaining shareholder approval. Unless otherwise determined by the Committee at the time a bonus award is granted, the Compensation Committee is authorized at any time during the first 90 days of a performance period (or, if longer or shorter, within the maximum period allowed under Section 162(m)), or at any time thereafter to the extent the exercise of such authority at such time would not cause the bonus awards granted to any covered employee for such performance period to fail to qualify as “performance-based” compensation under Section 162(m), to specify adjustments or modifications to be made to the calculation of a performance goal for such performance period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) nonrecurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in the Company’s fiscal year.
As soon as practicable following the end of the applicable performance period, the Compensation Committee will certify the attainment of the performance goals and will calculate the award, if any, payable to each participant, including the covered employees. Bonus awards will be paid in a lump sum cash payment as soon as practicable following the determination of the applicable amount by the Compensation Committee. The Compensation Committee retains the right to reduce any award, in its sole discretion.
Individual Limits. The maximum amount payable to a participant in respect of an annual bonus award that is intended to qualify for the “performance-based” compensation exception to Section 162(m) was increased to $15.0 million effective as of April 1, 2018.
Termination or Amendment of the ECIP. The Compensation Committee may amend, suspend or terminate the ECIP at any time, provided no amendment may be made without the approval of stockholders if the effect of any amendment would be to cause outstanding or pending awards that are intended to qualify for the “performance-based” compensation exception to Section 162(m) to cease to qualify for this exception.
New Plan Benefits
Other than with respect to the cash bonuses that may be earned by our executive officers pursuant to their employment agreements if certain performance criteria are met, if the performance-based provisions of the ECIP are approved by our stockholders, awards under the ECIP will be determined by the Compensation Committee in its sole discretion and it is, therefore, not possible to predict the awards that will be made in the future under the ECIP.
Required Vote
The affirmative vote of a majority of the votes present in person or by proxy at the Annual Meeting is required to approve the material terms of the performance goals under the ECIP.

The Board of Directors recommends a vote “FOR” the approval of the material terms of the performance goals under the Las Vegas Sands Corp. Executive Cash Incentive Plan

TIMEFRAME FOR STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING
Stockholders intending to present a proposal at the 2019 annual meeting of stockholders for inclusion in our proxy statement for that meeting pursuant to Rule 14a-8 of the Exchange Act must submit the proposal in writing to Las Vegas Sands Corp., Attention: Corporate Secretary, 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109. Such proposals must comply with the requirements of Rule 14a-8 of the Exchange Act and must be received by the Company no later than December 21, 2018.
In addition, our by-laws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting when such matter is not submitted for inclusion in the Company’s proxy statement pursuant to Rule 14a-8 of the Exchange Act. Generally, notice of a nomination or proposal not submitted pursuant to Rule 14a-8 must be delivered to us not later than the 90th day nor earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting. Accordingly, for our 2019 annual meeting of stockholders, notice of a nomination or proposal must be delivered to us no earlier than February 7, 2019 and no later than March 9, 2019. (If the date of the annual meeting, however, is more than 30 days before or more than 70 days after such anniversary date, notice must be delivered to us not earlier than the 120th day prior to such annual meeting date and not later than the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.) Nominations and proposals also must satisfy other requirements set forth in the by-laws. If a stockholder complies with the forgoing notice provisions and with certain additional procedural requirements in our by-laws and the SEC rules, the Company will have authority to vote shares under proxies we solicit when and if the nomination or proposal is raised at the Annual Meeting.
We may refuse to acknowledge any stockholder proposal not made in compliance with the foregoing procedures.

OTHER INFORMATION
The Company will bear all costs in connection with the solicitation of proxies. The Company intends to reimburse brokerage houses, custodians, nominees and others for their out-of-pocket expenses and reasonable clerical expenses related thereto. Officers, directors and regular employees of the Company and its subsidiaries may request the return of proxies by telephone, telegraph or in person, for which no additional compensation will be paid to them.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 7, 2018: Our Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2017 are available on our website at https://investor.sands.com/financial-reports/Annual-Meeting/default.aspx.

APPENDIX A
AMENDMENT TO CERTIFICATE OF AMENDED AND RESTATED ARTICLES OF INCORPORATION TO ELIMINATE CLASSIFIED BOARD STRUCTURE
5.2    ~~Staggered Board~~ Terms. ~~The Board (o~~Other than those Directors elected by the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article 4 hereof (the “Preferred Stock Directors”)~~) shall be divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. Class I Directors shall initially serve until the 2005 annual meeting of stockholders; Class II Directors shall initially serve until the 2006 annual meeting of stockholders; and Class III Directors shall initially serve until the 2007 annual meeting of stockholders. Commencing with the annual meeting of stockholders in 2005, Directors of each class the term of which shall then expire~~, each Director shall be elected to hold office for a ~~three-year~~ term expiring at the next annual meeting of stockholders and until the election and qualification of ~~their~~ his or her ~~respective~~ successor~~s~~ in office or such Director’s earlier death, resignation, disqualification or removal from office. ~~In case of any increase or decrease, from time to time, in the number of Directors (other than Preferred Stock Directors), the number of Directors in each class shall be apportioned as nearly equally as possible~~
5.3    Vacancies and Newly Created Directorships. Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies on the Board resulting from death, resignation, ~~retirement,~~ disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board. Any Director so chosen shall hold office until the next ~~election of the class for which such Director shall have been chosen~~annual meeting of stockholders and until the election and qualification of his or her successor ~~shall be elected and qualified~~in office or such Director’s earlier death, resignation, disqualification or removal from office. No decrease in the number of Directors shall shorten the term of any incumbent Director.

APPENDIX B
LAS VEGAS SANDS CORP. EXECUTIVE CASH INCENTIVE PLAN
(Amended and Restated as of April 1, 2018)
I.    Purpose
The purpose of the Las Vegas Sands Corp. Executive Cash Incentive Plan (the “Plan”) is to establish a program of incentive compensation for designated officers and/or key executive employees of Las Vegas Sands Corp., a Nevada corporation (the “Company”), and its subsidiaries and divisions that is directly related to the performance results of such individuals. The Plan provides annual incentives, contingent upon continued employment and meeting certain corporate goals, to certain key executives who make substantial contributions to the Company.
II.    Definitions
The following definitions shall be applicable throughout the Plan. “Board” means the Board of Directors of the Company.
“Bonus Award” means the award or awards, as determined by the Committee, to be granted to a Participant based on that Participant’s level of attainment of his or her goals established in accordance with Articles IV and V of the Plan.
“Code” means the Internal Revenue Code of 1986, as amended.
“Committee” means either (i) the Board or (ii) a committee selected by the Board to administer the Plan and composed of not less than two directors, each of whom is an “outside director” (within the meaning of Section 162(m) of the Code). If at any time such a Committee has not been so designated, the Compensation Committee of the Board shall constitute the Committee or if there shall be no Compensation Committee of the Board, the Board shall constitute the Committee. The fact that a Committee member shall fail to qualify as an “outside director” when administering the Plan with respect to 162(m) Bonus Awards shall not invalidate any 162(m) Bonus Award granted by the Committee if such 162(m) Bonus Award is otherwise validly granted under the Plan.
“Company” means Las Vegas Sands, Inc., a Nevada corporation, and any successor thereto.
“Designated Beneficiary” means the beneficiary or beneficiaries designated by a Participant in accordance with Article XIV hereof to receive the amount, if any, payable under the Plan upon such Participant’s death.
“162(m) Bonus Award” means a Bonus Award which is intended to qualify for the performance-based compensation exception to Section 162(m) of the Code, as further described in Article VIII.
“Participant” means any officer or key executive of the Company and its subsidiaries designated by the Committee to participate in the Plan.
“Performance Criteria” means objective performance criteria established by the Committee with respect to 162(m) Bonus Awards. Performance Criteria shall be measured in terms of one or more of the following objectives, described as such objectives relate to Company-wide objectives or of the subsidiary, division, department or function with the Company or subsidiary in which the Participant is employed:

(i)	net earnings or net income (before or after taxes);

(ii)	basic or diluted earnings per share (before or after taxes);

(iii)	net revenue or net revenue growth;

(iv)	gross profit or gross profit growth;

(v)	net operating profit (before or after taxes);

(vi)	return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales);

(vii)	cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

(viii)	earnings before or after taxes, interest, depreciation, amortization and/or rents;

(ix)	gross or operating margins;

(x)	productivity ratios;

(xi)	share price (including, but not limited to, growth measures and total stockholder return);

(xii)	expense targets;

(xiii)	margins;

(xiv)	operating efficiency;

(xv)	objective measures of customer satisfaction;

(xvi)	working capital targets;

(xvii)	measures of economic value added; and

(xviii)	inventory control.
Any one or more of the Performance Criterion may be used to measure the performance of the Company and/or an Affiliate as a whole or any business unit of the Company and/or an Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Criterion (xi) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Bonus Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. Each grant of a 162(m) Bonus Award shall specify the Performance Criteria to be achieved, a minimum acceptable level of achievement below which no payment or award will be made, and a formula for determining the amount of any payment or award to be made if performance is at or above the minimum acceptable level but falls short of full achievement of the specified Performance Criteria.
If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Criteria to be unsuitable, the Committee may modify such Performance Criteria or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable; provided, however, that no such modification shall be made if the effect would be to cause a 162(m) Bonus Award to fail to qualify for the performance-based compensation exception to Section 162(m) of the Code. In addition, at the time performance goals are established as to a 162(m) Bonus Award, the Committee is authorized to determine the manner in which the Performance Criteria related thereto will be calculated or measured to take into account certain factors over which the Participant has no control or limited control including changes in industry margins, general economic conditions, interest rate movements and changes in accounting principles. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining shareholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining shareholder approval. Unless otherwise determined by the Committee at the time a 162(m) Bonus Award is granted, the Committee is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter to the extent the exercise of such authority at such time would not cause the 162(m) Bonus Awards granted to any Participant for such Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code, to specify adjustments or modifications to be made to the calculation of a performance goal for such Performance Period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) nonrecurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in the Company’s fiscal year.
“Performance Period” means the period during which performance is measured to determine the level of attainment of a Bonus Award, which shall be the fiscal year of the Company or such other period as may be determined by the Committee.
“Plan” means the Las Vegas Sands Corp. Executive Cash Incentive Plan.
III.    Eligibility
Participants in the Plan shall be selected by the Committee for each Performance Period from those officers and key executives of the Company and its subsidiaries whose efforts contribute materially to the success of the Company. No employee shall be a Participant unless he or she is selected by the Committee, in its sole discretion. No employee shall at any time have the right to be selected as a Participant nor, having been selected as a Participant for one Performance Period, to be selected as a Participant in any other Performance Period.
IV.    Administration
The Committee, in its sole discretion, will determine eligibility for participation, establish the maximum aggregate award which may be earned by each Participant (which may be expressed in terms of a dollar amount, percentage of salary or any other measurement), establish goals for each Participant (which may be objective or subjective, and based on individual, Company, subsidiary and/or division performance), calculate and determine each Participant’s level of attainment of such goals, and calculate the Bonus Award for each Participant based upon such level of attainment.
Except as otherwise herein expressly provided, full power and authority to construe, interpret, and administer the Plan shall be vested in the Committee, including the power to amend or terminate the Plan as further described in Article XVII. The Committee may at any time adopt such rules, regulations, policies, or practices as, in its sole discretion, it shall determine to be necessary or appropriate for the administration of, or the performance of its respective responsibilities under, the Plan. The Committee may at any time amend, modify, suspend, or terminate such rules, regulations, policies, or practices.
V.    Bonus Awards
The Committee, based upon information to be supplied by management of the Company and, where determined as necessary by the Board, the ratification of the Board, will establish for each Performance Period a maximum aggregate award (and, if the Committee deems appropriate, threshold and target awards) and goals relating to Company, subsidiary, divisional, departmental and/or functional performance for each Participant and communicate such award levels and goals to each Participant prior to or during the Performance Period for which such award may be made. Bonus Awards will be earned by each Participant based upon the level of attainment of his or her goals during the applicable Performance Period; provided that the Committee may reduce the amount of any Bonus Award in its sole and absolute discretion. As soon as practicable after the end of the applicable Performance Period, the Committee shall determine the level of attainment of the goals for each Participant and the Bonus Award to be made to each Participant.
VI.    Payment of Bonus Awards
Except as provided in Articles VII and IX below, Bonus Awards earned during any Performance Period shall be paid as soon as practicable following the end of such Performance Period and the determination of the amount thereof shall be made by the Committee. Payment of Bonus Awards shall be made in the form of cash. Bonus Award amounts earned but not yet paid will not accrue interest.
VII.    Deferral of Bonus Awards
If so permitted by the Committee, a Participant may elect to defer receipt of all or a portion of a Bonus Award pursuant to the terms of the Company’s Deferred Compensation Plan.
VIII.    162(m) Bonus Awards
Unless determined otherwise by the Committee, each Bonus Award awarded under the Plan shall be a 162(m) Bonus Award and will be subject to the following requirements, notwithstanding any other provision of the Plan to the contrary:

1.	A 162(m) Bonus Award may be made only by a Committee which is comprised solely of not less than two directors, each of whom is an “outside director” (within the meaning of Section 162(m) of the Code).

2.
The performance goals to which a 162(m) Bonus Award is subject must be based solely on Performance Criteria. Such performance goals, and the maximum, target and/or threshold (as applicable) Bonus Amount payable upon attainment thereof, must be established by the Committee within the time limits required in order for the 162(m) Bonus Award to qualify for the performance-based compensation exception to Section 162(m) of the Code.

3.
No 162(m) Bonus Award may be paid until the Committee has certified the level of attainment of the applicable Performance Criteria; provided, however, that the Committee, in its sole discretion, may permit the payment of a 162(m) Bonus Award to a Participant (or such Participant’s Designated Beneficiary or estate, as applicable) without first certifying the level of attainment of the applicable

Performance Criteria following (i) a termination of employment due to the Participant’s death or disability or (ii) a “Change in Control” (as that term is defined in the Las Vegas Sands Corp. 2004 Equity Award Plan.

4.	With respect to any single Participant, the maximum amount of any 162(m) Bonus Award for any fiscal year of the Company shall be $15,000,000.
IV.    Termination of Employment
A Participant shall be eligible to receive payment of his or her Bonus Award earned during a Performance Period, so long as the Participant is employed on the last day of such Performance Period, notwithstanding any subsequent termination of employment prior to the actual payment of the Bonus Award. In the event of a Participant’s death prior to the payment of a Bonus Award which has been earned, such payment shall be made to the Participant’s Designated Beneficiary or, if there is none living, to the estate of the Participant. Notwithstanding the foregoing, the Committee, in its sole discretion, may permit a Participant to receive payment of all or a pro rata portion of his or her Bonus Award following a termination of such Participant’s employment prior to the last day of a Performance Period; provided, however, that, in the event the Bonus Award is a 162(m) Bonus Award the Committee shall only be permitted to exercise such discretion upon a termination of employment described in Section 4 of Article VIII.
X.    Reorganization or Discontinuance
The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from a merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company will make appropriate provision for the preservation of Participants’ rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.
If the business conducted by the Company shall be discontinued, any previously earned and unpaid Bonus Awards under the Plan shall become immediately payable to the Participants then entitled thereto.
XI.    Non-Alienation of Benefits
A Participant may not assign, sell, encumber, transfer or otherwise dispose of any rights or interests under the Plan except by will or the laws of descent and distribution. Any attempted disposition in contravention of the preceding sentence shall be null and void.
XII.    No Claim or Right to Plan Participation
No employee or other person shall have any claim or right to be selected as a Participant under the Plan. Neither the Plan nor any action taken pursuant to the Plan shall be construed as giving any employee any right to be retained in the employ of the Company or any of its subsidiaries.
XIII.    Taxes
The Company shall deduct from all amounts paid under the Plan all federal, state, local and other taxes that the Committee, in its sole discretion, determines are required to be withheld with respect to such payments.
XIV.    Designation and Change of Beneficiary
Each Participant may indicate upon notice to him or her by the Committee of his or her right to receive a Bonus Award a designation of one or more persons as the Designated Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon the death of the Participant. Such designation shall be in writing to the Committee. A Participant may, from time to time, revoke or change his or her Designated Beneficiary without the consent of any prior Designated Beneficiary by filing a written designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. In the event that a Participant fails to designate a Designated Beneficiary as provided in this Article XIV, or if the Designated Beneficiary predeceases the Participant, then any Bonus Award payable following the Participant’s death shall be payable to such Participant’s estate.

XV.    No Liability of Committee Members
No member of the Committee shall be personally liable by reason of any contract or other instrument related to the Plan executed by such member or on his or her behalf in his or her capacity as a member of the Committee, nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including legal fees, disbursements and other related charges) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or bad faith.
XVI.    Termination or Amendment of the Bonus Plan
The Committee may amend, suspend or terminate the Plan at any time; provided that no amendment may be made without the approval of the Company’s shareholders if the effect of such amendment would be to cause outstanding or pending 162(m) Bonus Awards to cease to qualify for the performance-based compensation exception to Section 162(m) of the Code.
XVII.    Unfunded Plan
Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, Designated Beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.
The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.
XVIII.    Governing Law
The terms of the Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of Nevada (and, to the extent applicable, the regulations of the Nevada Gaming Commission, the rules, directives and decisions of the Nevada Gaming Commission and State Gaming Control Board, the ordinances of Clark County, Nevada, and the regulations of the Clark County Liquor and Gaming Licensing Board) without reference to principles of conflict of laws.
XIX.    Effective Date
The effective date of the Plan is January 1, 2005.

ANNUAL MEETING OF STOCKHOLDERS OF

LAS VEGAS SANDS CORP.

June 7, 2018

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NOS. 1, 4, 5 AND 6 AND "FOR" ALL OF THE NOMINEES FOR DIRECTORS LISTED IN PROPOSAL NOS. 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. To approve amendment to the Company's Certificate of Amended and Restated Articles of Incorporation to declassify Board of Directors.	☐	☐	☐

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:

- ○ Micheline Chau
- ○ Patrick Dumont
- ○ David F. Levi

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
4. Ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2018.	☐	☐	☐
5. An advisory (non-binding) vote to approve the compensation of the named executive officers.	☐	☐	☐
6. To approve material terms of performance goals under Company's Executive Cash Incentive Plan.	☐	☐	☐

This Proxy will be voted as specified herein; if no specification is made, this Proxy will be voted "FOR" Proposal Nos. 1, 4, 5 and 6, "FOR" all of the director nominees listed in Proposal Nos. 2 and 3 and, in accordance with the discretion of the Proxies, on such other business as may properly come before the Annual Meeting of Stockholders or any adjournments or postponements thereof.

Consenting to receive all future annual meeting materials and stockholder communications electronically is simple and fast! Enroll today at *www.astfinancial.com* for secure online access to your proxy materials, statements, tax documents and other important stockholder correspondence.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

I plan to attend meeting. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Admission Ticket

Annual Meeting
of Stockholders of
LAS VEGAS SANDS CORP.
June 7, 2018
2:30 pm (Pacific Time)
Sands Showroom at The Venetian Resort Hotel Casino
3355 Las Vegas Boulevard South
Las Vegas, NV 89109

This ticket must be presented at the door for entrance to the meeting.

Stockholders may bring one guest to the meeting.

1

FORM OF PROXY

LAS VEGAS SANDS CORP.

Proxy for Annual Meeting of Stockholders

June 7, 2018

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Robert G. Goldstein and Lawrence A. Jacobs, and each of them, Proxies, with full power of substitution, to represent and vote all shares of Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Las Vegas Sands Corp. to be held at the Sands Showroom at The Venetian Resort Hotel Casino, 3355 Las Vegas Boulevard South, Las Vegas, NV 89109, on June 7, 2018, at 2:30 pm (Pacific Time), and at any adjournments or postponements thereof, upon any and all matters which may properly be brought before said meeting or any adjournments or postponements thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

(Continued and to be SIGNED on the other side)

COMMENTS:

1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF

LAS VEGAS SANDS CORP.

June 7, 2018

VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NOS. 1, 4, 5 AND 6 AND "FOR" ALL OF THE NOMINEES FOR DIRECTORS LISTED IN PROPOSAL NOS. 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. To approve amendment to the Company's Certificate of Amended and Restated Articles of Incorporation to declassify Board of Directors.	☐	☐	☐

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:

- ○ Micheline Chau
- ○ Patrick Dumont
- ○ David F. Levi

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
4. Ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2018.	☐	☐	☐
5. An advisory (non-binding) vote to approve the compensation of the named executive officers.	☐	☐	☐
6. To approve material terms of performance goals under Company's Executive Cash Incentive Plan.	☐	☐	☐

This Proxy will be voted as specified herein; if no specification is made, this Proxy will be voted "FOR" Proposal Nos. 1, 4, 5 and 6, "FOR" all of the director nominees listed in Proposal Nos. 2 and 3 and, in accordance with the discretion of the Proxies, on such other business as may properly come before the Annual Meeting of Stockholders or any adjournments or postponements thereof.

Consenting to receive all future annual meeting materials and stockholder communications electronically is simple and fast! Enroll today at *www.astfinancial.com* for secure online access to your proxy materials, statements, tax documents and other important stockholder correspondence.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

I plan to attend meeting. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.